UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Axon Enterprise, Inc.
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AXON ENTERPRISE, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 24, 2018

To Our Shareholders:
The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Axon Enterprise, Inc. (the “Company” or “Axon”) will be held at 10:00 a.m. (local time) on Thursday, May 24, 2018, at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255 for the following purposes:

1.	Electing the three Class C directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified;

2.	To approve the CEO Performance Award for Patrick W. Smith;

3.	Advisory vote to approve the compensation of the Company's named executive officers;

4.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

5.	To approve the Axon Enterprise, Inc. 2018 Stock Incentive Plan;

6.	Shareholder proposal to elect each director annually; and

7.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
Only holders of the Company’s common stock at the close of business on March 26, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. shareholders may vote in person or by proxy. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the principal executive offices of the Company at the address listed above.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT
Douglas E. Klint
Executive Vice President
General Counsel and Corporate Secretary
Scottsdale, Arizona
April 13, 2018
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE ON THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

AXON ENTERPRISE, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
Our Board of Directors (the “Board” or “Board of Directors”) has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at the Annual Meeting, which will take place at 10:00 a.m. local time on Thursday, May 24, 2018 at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255. This proxy statement describes matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision. This proxy statement is first being made available or sent to shareholders on or about April 13, 2018.
What is included in these materials?
These materials include:

•	This proxy statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”).
If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to shareholders by providing access to these documents over the Internet. Accordingly, on April 13, 2018 we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. Shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically by email. Copies of the proxy materials are also available for viewing at the investor relations page of the Company’s website at http://investor.axon.com.

Axon Enterprise, Inc. | 2018 Proxy Statement | 1

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend I vote?
Shareholders will vote on the following items at the Annual Meeting:

Proposal	Description	Board Recommendation
No. 1	The election of the three Class C directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified	FOR (all nominees)
No. 2	To approve the CEO Performance Award for Patrick W. Smith	FOR
No. 3	Advisory vote to approve the compensation of the Company's named executive officers	FOR
No. 4	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018	FOR
No. 5	To approve the Axon Enterprise, Inc. 2018 Stock Incentive Plan	FOR
No. 6	Shareholder Proposal to Elect Each Director Annually	AGAINST
Shareholders will also vote on the transaction of any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares in such other matters as they determine in their discretion.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (800) 978-2737.
Who may vote at the Annual Meeting?
As of March 26, 2018 (the “Record Date”), there were 53,306,995 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors. Only shareholders as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.
Beneficial Owner of Shares Held in Street Name
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form.

Axon Enterprise, Inc. | 2018 Proxy Statement | 2

If I am a shareholder of record of the Company’s shares, how do I vote?
There are four ways to vote:
I In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will provide shareholders of record a ballot at the Annual Meeting.
: Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.
( By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.
, By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?
Your bank or broker will send you instructions on how to vote. There are four ways to vote:
I In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.
: Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.
( By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the vote instruction form.
, By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the vote instruction form and returning it in the envelope provided.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
Under Delaware law and the Company’s bylaws, the holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, at a meeting constitutes a quorum. Abstentions and broker non-votes will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How are proxies voted?
All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.
What happens if I do not give specific voting instructions?
Shareholder of Record If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner of Shares Held in Street Name If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 4 (ratification of the appointment of the independent registered public accountants) is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.
Proposals No. 1, No. 2, No. 3, No. 5 and No. 6 (election of directors, approval of the CEO Performance Award, advisory vote to approve the compensation of the Company's named executive officers, the approval of the Axon Enterprise, Inc. 2018 Stock Incentive Plan and the shareholder proposal to elect each director annually) are considered “non-routine.” A broker or other nominee cannot vote without specific instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with Proposals No. 1, No. 2, No. 3, No. 5 and No. 6.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255, a written notice of revocation prior to the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation.
What is the voting requirement to approve each of the proposals?
Election of Directors
For Proposal No. 1, under our bylaws, assuming the existence of a quorum at the Annual Meeting, the three nominees for director who receive the affirmative vote of a plurality of all of the votes cast will be elected to the Board of Directors. This means that the three director nominees with the most votes will be elected. Votes to withhold will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present.
CEO Performance Award

Proposal No. 2, the proposal to approve the CEO Performance Award requires the following votes of our shareholders, assuming the existence of a quorum:

(1) Affirmative vote of a majority of the total votes of shares of common stock cast in person or by proxy at the Annual Meeting, pursuant to the NASDAQ Stock Market Rules (the “NASDAQ Standard”), and

(2) the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal (the “Bylaws Standard”); and

(3) the affirmative vote of the holders of a majority of the common stock not owned, directly or indirectly, by Rick Smith, cast in person or by proxy at the Annual Meeting, pursuant to the resolutions of the Board approving the CEO Performance Award (the “Disinterested Standard”).

If you are the shareholder of record and you fail to vote, it will have no effect on the CEO Performance Award, assuming a quorum is present, under the NASDAQ Standard, the Bylaws Standard or the Disinterested Standard. If you vote to abstain, it will have the same effect as a vote against the CEO Performance Award under the Bylaws Standard, but will have no effect on the CEO Performance Award under the NASDAQ Standard or the Disinterested Standard.

If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, it will have no effect on the CEO Performance Award under the NASDAQ Standard, the Bylaws Standard or the Disinterested Standard. If you instruct the organization to vote your shares to abstain from voting, it will have the same effect as a vote against the CEO Performance Award under the Bylaws Standard, but will have no effect on the NASDAQ Standard or the Disinterested Standard.
Advisory Vote to Approve the Compensation of the Company's Named Executive Officers (“Say-on-Pay”)
For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the compensation of our named executive officers will be approved if a majority of common stock entitled to vote present in person or by proxy at the Annual Meeting vote in favor of approval. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.
Ratification of Independent Registered Public Accountants
For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, ratification of the appointment of the independent registered public accountants will be approved if a majority of common stock entitled to vote present in person or by proxy at the Annual Meeting vote in favor of ratification. Broker non-votes will have no impact on the outcome of this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.
Approving the Adoption of the Company's 2018 Stock Incentive Plan
For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the proposal to approve the 2018 Stock Incentive Plan requires the following votes of our shareholders:

(1) Affirmative vote of a majority of the total votes of shares of common stock cast in person or by proxy at the Annual Meeting, pursuant to the NASDAQ Stock Market Rules (the “NASDAQ Standard”), and

(2) the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal (the “Bylaws Standard”).

If you are the shareholder of record and you fail to vote, it will have no effect on the 2018 Stock Incentive Plan, assuming a quorum is present, under the NASDAQ Standard or the Bylaws Standard. If you vote to abstain, it will have the same effect as a vote against the 2018 Stock Incentive Plan under the Bylaws Standard, but will have no effect on the 2018 Stock Incentive Plan under the NASDAQ Standard.

If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, it will have no effect on the CEO Performance Award under the NASDAQ Standard or the Bylaws Standard. If you instruct the organization to vote your shares to abstain from voting, it will have the same effect as a vote against the CEO Performance Award under the Bylaws Standard, but will have no effect on the NASDAQ Standard.
Shareholder Proposal - Elect Each Director Annually
For Proposal No. 6, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Broker non-votes will have no impact on this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.
Who will serve as the inspector of election?
A member of the Company’s internal legal department will serve as the inspector of election.
Where can I find the voting results of the Annual Meeting?
The final voting results will be tallied by the inspector of election and, within four business days after the Annual Meeting, the Company expects to report the final results on Form 8-K with the SEC.
Who is paying for the cost of this proxy solicitation?
The Company will bear all expenses incurred in connection with the solicitation of proxies. The Company has retained Morrow Sodali LLC ("Morrow") to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of shares for the Annual Meeting. The Company agreed to pay Morrow a fee of approximately $7,500 plus out-of-pocket expenses. You may direct correspondence to Morrow at 470 West Ave. Stamford, CT 06902.
The Company will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. The Company’s officers and directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses.

Axon Enterprise, Inc. | 2018 Proxy Statement | 3

GOVERNANCE
THE BOARD OF DIRECTORS
Director Nominations
The Nominating and Corporate Governance Committee (the “NCG Committee”) is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders, or, in some cases, by a third-party firm.
Shareholders who wish the NCG Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee, c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the NCG Committee as other suggested nominees.
Qualifications for All Directors
In its assessment of each potential candidate, including those recommended by shareholders, the NCG Committee considers the potential nominee’s demonstrated character, judgment, relevant business, functional and industry experience, and whether they possess a high degree of business, technological, medical or law enforcement acumen, independence, and other such factors the NCG Committee determines are pertinent in light of the current needs of the Board. The NCG Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Board of Directors. While the NCG Committee does not have a formal diversity policy, it strives to achieve a well-rounded balance of varying skill sets and backgrounds in the composition of the Board.
The NCG Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees but reserves the right to do so in the future.
Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole in order to advise and contribute to the execution of the Company’s strategic objectives. Each Board member was selected in accordance with the process for the selection and nomination of directors described above. Accordingly, the Board believes that each of the Company’s Board members brings a myriad of attributes that combined benefit the Company and its shareholders. The following table summarizes certain key characteristics of the Company’s business and the associated attributes that have been identified as important to be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills & Experience
The Company’s business is multifaceted and involves complex financial transactions.	• High level of financial literacy • Relevant CEO, CFO, treasury experience • Certified Public Accountant, Certified Financial Analyst
The Company’s business requires compliance with a variety of regulatory requirements across a number of countries and relationships with various entities and non-governmental organizations.	• Governmental, legal or political experience
The Company’s TASER Weapons product lines utilize Neuro-Muscular Incapacitation from electrical currents as the method to disable a resisting suspect, which inherently involves medical and scientific testing.
• Medical and/or scientific experience
The Company’s primary markets are law enforcement, military and corrections agencies.	• Law enforcement experience • Military experience
The Company’s business is expanding into the innovative field of cloud computing and wearable technology which involves different point of views and perspectives from its traditional weapons background.
• Emerging technologies experience
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight • Management expertise

Axon Enterprise, Inc. | 2018 Proxy Statement | 4

Director Nominees in 2018
Vice Admiral (Retired) Richard H. Carmona M.D., M.P.H., F.A.C.S.
Director since 2007
Class C
Age: 68
Board Committees: Nominating and Corporate Governance Committee (Chairman), Litigation Committee, Scientific and Medical Committee
Other Public Company Boards: The Clorox Company, The Herbalife Company

Dr. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and served the statutory four year term. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff's Department surgeon and deputy sheriff. He is currently employed as Chief of Health Innovation of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College of the City University of New York where he earned his associate of arts degree. Dr. Carmona holds a B.S. degree and medical degree from the University of California, San Francisco. He has also earned a Master’s Degree in Public Health from the University of Arizona.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy
As Chief of Heath Innovation at Canyon Ranch, CEO of Canyon Ranch Health, and as a member of other public company boards, Dr. Carmona is able to contribute to the oversight of the Company's financial matters.

Risk Oversight & Management	Service on the Clorox Company and the Herbalife Company boards of directors provides valuable insight into public company corporate governance matters.
Relevant Political Background	Service as the former Surgeon General of the U.S. provides a unique insight into political matters.
Medical and Scientific Expertise	As the Surgeon General of the U.S. as well as his extensive career in emergency medical services, provides him a deep understanding of health, safety and medicine.
Law Enforcement/Military Experience	Dr. Carmona is a combat decorated and disabled U.S. Army Special Forces Veteran and a highly decorated police officer, giving him unusual insight into our diverse customer base.
Bret Taylor
Director since 2014
Class C
Age: 38
Board Committees: Merger and Acquisition Committee, Technology Committee (Chairman)
Other Public Company Boards: Twitter, Inc.

Bret Taylor served as Group Product Manager at Google Inc. until June 2007, where he co-created Google Maps and the Google Maps API. He then joined venture capital firm Benchmark Capital as an entrepreneur-in-residence where he founded the social network FriendFeed, Inc. with former Google employee, Jim Norris. Mr. Taylor was the CEO of FriendFeed until August 2009, when Facebook acquired the company, and he was named Chief Technology Officer of Facebook. He was the Chief Technology Officer of Facebook until the summer of 2012, and supervised some of Facebook's newest and most important products, including the creation of the Open Graph, the App Center, and its integration with the Apple App Store. Mr. Taylor was the CEO and co-founder of Quip, Inc. (“Quip”). Quip sold to Salesforce.com, Inc. in August 2016, and Mr. Taylor now serves as President and Chief Product Officer. Mr. Taylor attended Stanford University, where he earned his bachelor's degree and a master's degree in computer science.

Axon Enterprise, Inc. | 2018 Proxy Statement | 5

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Executive experience in established technology organizations such as Google, Facebook and salesforce.com, as well as experiences founding new technology companies, through FriendFeed and Quip, provides Mr. Taylor insight into software and Internet-related business development initiatives.

Risk Oversight & Management
Experience as President and Chief Product Officer of salesforce.com provides Mr. Taylor experience in the unique challenges facing growing technology companies. Service on the Twitter, Inc. Board of directors provides valuable insight into public company corporate governance matters.

Julie Cullivan
Director since 2017
Class C
Age: 52
Board Committees: Audit Committee
Other Public Company Boards: None.

Ms. Cullivan recently joined ForeScout Technologies, Inc., a leading Internet of Things (IoT) security company, as SVP, Business Operations and CIO where she is responsible for leading the cross functional initiatives and information security strategy to support the fast-growing company. Formerly EVP, Business Operations and CIO at FireEye, Inc., Ms. Cullivan was a member of the executive team that set the company’s strategy. With responsibility for both Business Operations and Information Technology, Ms. Cullivan helped scale FireEye from a private company, through its successful IPO, to a global publicly traded company.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	She is a recognized leader in the cyber security field and a sought-after speaker on topics including women in security, security as a boardroom imperative, innovation and building high impact teams.
Risk Oversight & Management	Experience as SVP, Business Operations and CIO where she leads cross functional initiatives and information security strategy in a high-growth environment.
Incumbent Directors in 2018
Michael Garnreiter, Chairman
Director since 2006
Class A
Age: 66
Board Committees: Audit Committee (Chairman), Compensation Committee, Nominating and Corporate Governance Committee, Litigation Committee
Other Public Company Boards: Knight-Swift Transportation Holdings, Amtech Systems
Mr. Garnreiter most recently served as Vice President of Finance and Treasurer of Shamrock Foods, a privately-held manufacturer and distributor of foods and food-related products. He retired from this position in December 2015. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served with the international accounting firm, Arthur Andersen, from 1974 through March 2002 with increasing levels of responsibility, culminating as a partner. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant.

Axon Enterprise, Inc. | 2018 Proxy Statement | 6

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy	Certified Public Accountant and former partner at Arthur Andersen. Served on the audit committee for each board he has served in the past.
Risk Oversight & Management	Board Experience for Knight-Swift Transportation Holdings, Amtech Systems, IA Global Inc., and Fenix Financial Forensics gives ample experience relating to public company corporate governance matters.
Patrick W. Smith, Chief Executive Officer
Director since 1993
Class B
Age: 47
Other Public Company Boards: None
Mr. Smith has served as Chief Executive Officer (“CEO”) and as a director of the Company since 1993. He is also co-founder of the Company. After graduating from Harvard, cum laude, in just three years (class of 1991), Mr. Smith entered directly into the Master of Business Administration program at the University of Chicago. In two years, he completed both a master’s degree in international finance from the University of Leuven in Leuven, Belgium and an M.B.A. degree with honors at the University of Chicago, graduating in the top 5% of his class. After completing graduate school in the summer of 1993, he co-founded Axon Enterprise, Inc. (F.K.A. TASER International, Inc.) in September 1993 with his brother, Thomas P. Smith.

Among other qualifications, Mr. Smith is the founder of the Company and brings to the Board extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service, and support as well as technology innovation as he currently holds 30 patents.
Hadi Partovi
Director since 2010
Class A
Age: 45
Board Committees: Compensation Committee (Chairman), Nominating and Corporate Governance Committee, Merger and Acquisition Committee, Technology Committee
Other Public Company Boards: None
Mr. Partovi is the President and co-founder of the non-profit education organization Code.org. Mr. Partovi is a past or present strategic advisor or early investor at numerous technology companies, including Facebook, Dropbox, OPOWER, airbnb, Zappos, and Bluekai. From 2009 through 2010, Mr. Partovi was Senior Vice President of Technology for MySpace (via acquisition) and from 2006 through 2009 he was President and Co-Founder of ILIKE, Inc. which was acquired by MySpace in 2009. From 2002 through 2005, Mr. Partovi was General Manager, Microsoft MSN Entertainment and MSN.com and from 1999 through 2001, he was Co-Founder and VP of Product and Professional Services for TELLME Networks, Inc. From 1994 through 1999, he was Program Manager for Microsoft Internet Explorer. Mr. Partovi holds B.A. and M.S. degrees in Computer Science, summa cum laude, from Harvard University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	Experience as an investor in technology companies provides Mr. Partovi with invaluable insight into software and Internet-related business development initiatives.
Risk Oversight & Management	Experience as an advisor to multiple start-up companies provides Mr. Partovi experience in the unique challenges facing new technology companies.

Axon Enterprise, Inc. | 2018 Proxy Statement | 7

Mark Kroll
Director since 2003
Class B
Age: 65
Board Committees: Litigation Committee (Chairman), Scientific and Medical Committee (Chairman)
Other Public Company Boards: Haemonetics Corporation
Dr. Kroll retired in July 2005 from St. Jude Medical, Inc., where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree from the Electrical Engineering department of the University of Minnesota and an M.B.A. degree from the University of St. Thomas. Dr. Kroll is also the named inventor of over 350 issued U.S. patents and is a Fellow of the: American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering, and the American Institute for Medicine and Biology in Engineering.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Advanced mathematical and scientific education and technology and scientific accomplishments as recognized by “Fellow” designations from IEEE and AIMBE provide a strong scientific background that is beneficial to the Company.

Medical and Scientific Expertise
Scientific accomplishments as recognized by “Fellow” designations from the American College of Cardiology and the Heart Rhythm Society provide invaluable skills and experience to the TASER Weapons business.

Risk Oversight & Management	Service on Haemonetic’s board of directors as well as leadership positions at St. Jude’s Medical, Inc. provides beneficial experience in management and oversight.
Dr. Matthew R. McBrady
Director since 2016
Class B
Age: 47
Board Committees: Audit Committee. Compensation Committee, Merger and Acquisition Committee (Chairman)
Other Public Company Boards: None

From August 1998 through January 2000, Dr. McBrady served as an international economist with President Clinton’s Council of Economic Advisers and the U.S. Treasury Department. Dr. McBrady subsequently served as a professor of finance at the Wharton School of Business at the University of Pennsylvania (from September 2002 through May 2003) and at the Darden Graduate School of Business Administration at the University of Virginia (from May 2003 through December 2006). Dr. McBrady then worked as an investment professional within the North American Private Equity group at Bain Capital, LLC (from January 2007 through January 2009). Dr. McBrady then joined Silver Creek Capital Management, LLC as Managing Director and Head of Investment Strategy and Risk Management (from January 2009 through January 2014) prior to joining BlackRock, Inc. where he served as Managing Director and Chief Investment Officer of Multi-Strategy Hedge Funds from January 2014 through September 2016. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (U.K.), and a Masters and Ph.D. degree in Business Economics from Harvard University. Dr. McBrady previously served as a director for the Company from January 2001 through June 2014.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy
Service as a member of President Clinton’s Council of Economic Advisory and teaching positions at the Harvard Business School, the Wharton School of Business and the Darden Graduate School of Business Administration providing him valuable financial knowledge and context. Service as Chief Investment Officer for BlackRock and investment strategy and management positions for other investment management firms.

Relevant Political Background	Service as a member of President Clinton’s Council of Economic Advisors giving him insight into government processes.

Axon Enterprise, Inc. | 2018 Proxy Statement | 8

BOARD AND COMMITTEE GOVERNANCE
Role of the Board of Directors
The principal duties of the Board of Directors is to oversee management and evaluate strategy. The fundamental responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interest of the Company. and its shareholders. Our governance structure is designed to foster disciplined actions, effective decision-making, and appropriate monitoring of both compliance and performance.

Axon’s key governance documents, including our Corporate Governance Guidelines, are available at
http://investor.axon.com/corporate-governance.

Board Leadership Structure
The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. The current leadership structure is anchored by a non-management director as Chairman of the Board. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

•	Chairman of the Board: Michael Garnreiter

•	Chief Executive Officer: Patrick W. Smith
The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the CEO. The Chairman acts as the communicator for Board decisions where appropriate. The separation of the role of the Chairman from that of the CEO is based on the Board's view that the Chairman should be free from any interest and any business or other relationship that could interfere with the Chairman’s judgment, other than interests resulting from Company shareholdings and remuneration.

The Board conducts an annual evaluation of the performance of the Board and each of its standing committees, including peer assessments of each individual director.
Meetings of the Board of Directors
During the year ended December 31, 2017, the Board held five meetings. During 2017, each director, with the exception of Bret Taylor, attended at least 75% of all regular Board and applicable committee meetings.
Committees of the Board of Directors
The following table summarizes the current membership of our standing non-management Board committees, and identifies the chairman of each committee and the number of committee meetings held in fiscal 2017:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Litigation Committee	Merger and Acquisition Committee	Scientific and Medical Committee	Technology Committee
Number of Meetings	4	5	3	—	—	—	—
Director
Michael Garnreiter	*	X	X	X
Hadi Partovi		*	X		X		X
Mark Kroll				*		*
Richard Carmona			*	X		X
Bret Taylor					X		*
Matthew McBrady	X	X			*
Julie Cullivan (1)	X
  X = Member
* = Chairman

Axon Enterprise, Inc. | 2018 Proxy Statement | 9

(1)	Ms. Cullivan was appointed to the board of directors on July 25, 2017, and during the third quarter of 2017 was appointed to the Audit Committee.
The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exercises sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of their engagement; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; reviews with the independent registered public accounting firm, upon the completion of their audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with such quarterly reviews. The Report of the Audit Committee for the year ended December 31, 2017 is included in this proxy statement.
The Compensation Committee determines salaries, stock and bonus awards and considers employment agreements for appointed officers of the Company, and prepares reports on these matters; considers and reviews grants of options and restricted stock units under the Company’s compensations plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2017 is included in this proxy statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.

The Nominating and Corporate Governance Committee is charged with identifying qualified candidates for nomination for election to the Board and nominating such candidates for election; and reviewing and making recommendation to the Board concerning the composition and size of the Board and its committees. The Committee also monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, and to develop and update our corporate governance principles.
The Litigation Committee is responsible for reviewing and approving the settlement of certain litigation matters against the Company or its offers and directors to ensure the settlement is fair, reasonable and in the best interests of the Company’s shareholders. No member of the Litigation Committee was a named party in any pending litigation involving the Company.
The Merger and Acquisition Committee serves to focus on issues related to any proposed merger and acquisition activity or plans identified by the Company's management.
The Scientific and Medical Committee aims to create board linkage with the Company's Scientific and Medical Advisory Board which provides important feedback directly to the Company's management about scientific, medical and electrophysiology issues related to the Company's conducted electrical weapons products.
The Technology committee was established to stay abreast of new technology and the impact of new technology on the Company's products and strategy.
The Audit Committee, Compensation Committee, the Nominating and Corporate Governance Committee, and Litigation Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of these committees are available on our website at http://investor.axon.com/corporate-governance.
Audit Committee Financial Experts
The Board of Directors determined that Messrs. Garnreiter and McBrady, independent directors of the Company, are audit committee financial experts within the meaning of that term under applicable rules promulgated by the SEC. Information about the past business and educational experience of Messrs. Garnreiter and McBrady are included in this proxy statement under the heading “Governance--The Board of Directors.” The Board has also determined that each current member of the Audit Committee is financially literate and that Messrs. Garnreiter and McBrady satisfy the financial sophistication requirements under the current listing standards of NASDAQ.

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Director Independence
As of the date of this proxy statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards and that all of the members of our Board committees also meet any additional specific independence standards applicable to any committee on which such director serves, including the more stringent audit committee and compensation committee independence committee criteria. The Company has determined that all Board members, other than Patrick W. Smith and Dr. Mark Kroll, are independent under applicable NASDAQ and SEC rules. Each of these directors is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and all are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations.
Patrick W. Smith is not independent because he is an executive officer of the Company. Dr. Mark Kroll is not independent because he provides medical advisory and consulting services to the Company (see “Certain Relationships and Related Transactions – Consulting Services”).
Board of Directors' Role in Risk Oversight
The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, the Company’s executive management keeps the Board apprised by presenting results of the process to identify, assess, prioritize and address strategic, financial, operating, business, compliance, litigation, regulatory, safety, reputational and other risks to the Company. Executive management meets with the Board on a quarterly basis to address high priority risks and on an as-needed basis to evaluate and monitor emerging risks.
Code of Ethics
The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the investors portion of Company’s website at http://investor.axon.com/documents. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver, unless required by NASDAQ rules to disclose such event on Form 8-K.
Director Attendance at Annual Meetings of Shareholders
Directors are encouraged by the Company to attend each annual meeting of shareholders if their schedules permit. All of our directors, except Bret Taylor, attended the 2017 Annual Meeting of Shareholders.
Shareholder Communications with Directors
Shareholders may communicate with members of the Board by mail addressed to the Chairman, or any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. In general, any shareholder communication about bona fide issues concerning the Company delivered to the Secretary for forwarding to the Board of specified member or members will be forwarded in accordance with the shareholder's instructions.
DIRECTOR COMPENSATION
Members of the Board who are employees of the Company are not separately compensated for serving on the Board. Board compensation is reviewed periodically by the Company's Compensation Committee. In March of 2017, the Company retained Compensia Inc. to assist the Compensation Committee with reviewing peer group data and updating the Company's board compensation. As a result of this analysis, the Compensation Committee approved updated compensation plans bringing the Company's total board compensation levels in line with the median level of its peer group. Non-employee directors of the Company are paid $9,000 per quarter and are eligible to receive grants of restricted stock units (“RSUs”) of the Company’s stock with a grant date fair value equal to $160,000 vesting in equal annual installments over three years. New Board members are eligible to receive an initial grant of the Company's stock with a grant date fair value equal to $160,000 in their first year of service vesting in equal annual installments over four years. The Chairman of the Board receives an additional $5,000 in cash per quarter and RSUs of the Company’s stock with a grant date fair value equal to $20,000 vesting over one year. Board members that provide any special Board advisory consultations in their official capacity as a Board member (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expense incurred in connection with their attendance at meetings.

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In addition, board members serving on committees in either the chairman or member capacity earn extra fees as summarized in the following table:

Committee	Quarterly Chairman Fee	Quarterly Member Fee
Audit	$5,000	$2,500
Compensation	2,500	1,500
Nominating and Corporate Governance	2,250	1,250
Litigation	1,500	750
Merger and Acquisition	2,500	1,500
Science and Medical	6,000	2,500
Technology	2,500	1,500
The annual RSU awards typically are granted on the date of the Company’s annual shareholder’s meeting. Directors have the option of deferring all or a portion of their cash compensation into a non-qualified deferred compensation plan.
The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)
Michael Garnreiter	$83,000	$225,000	$—	$308,000
Hadi Partovi	51,750	160,000	—	211,750
Mark W. Kroll	53,500	160,000	100,000	313,500
Judy Martz (4)	28,250	160,000	—	188,250
Richard H. Carmona	55,500	160,000	—	215,500
Bret Taylor	40,000	160,000	—	200,000
Matthew McBrady	52,250	160,000	—	212,250
Julie Cullivan	23,000	160,000	—	183,000

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price of our common stock on the date of grant. Each non-employee director with the exception of Ms. Cullivan received an award of 6,403 RSUs on May 25, 2017. The awards vest in three equal installments on May 25, 2018, 2019 and 2020. Ms. Cullivan received an initial grant of 6,302 RSUs in conjunction with her appointment to the Board of Directors on July 19, 2017. The award will vest in three equal installments on July 19, 2018, 2019, and 2020. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The following table shows equity-based awards granted in 2017, as well as the aggregate number of outstanding RSUs and options outstanding as of December 31, 2017. Prior to 2012, when the Company transitioned to the use of restricted stock units, non-employee directors received grants of options to acquire common stock under certain of the Company’s stock compensation plans.

	2017 Stock-based Awards			As of December 31, 2017
Name	Restricted Stock Units Granted	Grant Date	Approximate Grant Date Fair Value ($)	Aggregate Restricted Stock Units Outstanding	Aggregate Options Outstanding
Michael Garnreiter	9,292	Various (5)	$225,000	12,537	—
Hadi Partovi	6,403	5/25/2017	160,000	9,648	44,171
Mark W. Kroll	6,403	5/25/2017	160,000	9,648	—
Richard H. Carmona	6,403	5/25/2017	160,000	9,648	82,747
Bret Taylor	6,403	5/25/2017	160,000	11,496	—
Matthew McBrady	6,403	5/25/2017	160,000	9,636	—
Julie Cullivan	6,302	7/19/2017	160,000	6,302	—

(2)	Other compensation for Dr. Kroll represents fees for consulting services provided. See “Certain Relationships and Related Transactions – Consulting Services” below.

Axon Enterprise, Inc. | 2018 Proxy Statement | 12

(3)
Non-employee directors have the option of participating in the non-qualified deferred compensation plan through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The Company does not make discretionary payments to the plan. There were no above-market returns for participants in the plan. Dr. Kroll participates in the Company's deferred compensation plan, and elected to defer $53,500 of earned compensation into the plan during the year ended December 31, 2017.

(4)	Ms. Martz did not stand for re-election and left the Board effective as of the 2017 Annual Meeting. Amounts represent fees paid to Ms. Martz for meetings attended through May 2017.

(5)
Mr. Garnreiter received two stock grants on March 7, 2017. One grant for 2,000 shares and one for 889 shares each vesting on March 7, 2018. The Compensation Committee approved a grant of 2,000 shares to Mr. Garnreiter for additional services rendered in connection with the CFO transition plan and interviewing of new candidates, as well as a grant of 889 shares for additional services rendered in lieu of the Company appointing an independent director. Additionally, he received an annual board of director grant of 6,403 shares on May 25, 2017, vesting in three equal installments on May 25, 2018, 2019 and 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company reviews all relationships and transactions in which we and our directors, executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party have a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed in our proxy statement. In addition, pursuant to the Audit Committee Charter, the Audit Committee, or a committee of independent directors duly appointed by the Board, reviews and approves related party transactions in accordance with NASDAQ rules. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.
Consulting Services
The Company engages Dr. Mark Kroll, a member of the Board of Directors, to provide consulting services. The expenses related to these services, excluding travel related reimbursements, were approximately $0.1 million for the year ended December 31, 2017. At December 31, 2017, the Company had no accrued liabilities related to these services.
Software Services
The Company subscribes to a mobile collaboration software suite from Quip, a company that was co-founded and managed by Bret Taylor. In April 2016, Quip was acquired by Salesforce, and subsequent to the acquisition, the Company continued to consider Quip a related party. In November 2017, Mr. Taylor was appointed to President and Chief Product Officer of Salesforce. The Company now considers the consolidated Salesforce entity to be a related party. The cost to subscribe to various cloud-based hosting arrangements from Salesforce and Quip was $1.2 million and the Company had accrued liabilities of $0.5 million for the year ended December 31, 2017.

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SHARE OWNERSHIP
The following table sets forth information, as of March 26, 2018, with respect to beneficial ownership of the Company’s common stock by each current director or nominee for director, by each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K)(the “NEOs”), by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed. As of March 26, 2018, except as set forth below, there were no shares currently pledged by any NEO or director.

Name of Beneficial Owner (1)	Shares Owned	Shares Acquirable Within 60 Days (2)	Total Beneficial Ownership	Percent of Class (3)
BlackRock, Inc. (4)	8,539,258	—	8,539,258	15.8%
FMR LLC (5)	7,662,407	—	7,662,407	14.2
Vanguard (6)	3,820,895	—	3,820,895	7.1
Janus Henderson Group plc llc (7)	3,641,527	—	3,641,527	6.7
Abdiel Capital Advisors, LP (8)	3,092,945	—	3,092,945	5.7

Patrick W. Smith	720,448	518,397	1,238,845	2.3
Hadi Partovi	325,965	4,168	330,133	*
Richard H. Carmona	43,552	86,915	130,467	*
Mark W. Kroll	44,980	4,168	49,148	*
Michael Garnreiter	24,147	7,057	31,204	*
Bret S. Taylor	8,398	4,168	12,566	*
Matthew R. McBrady	1,077	2,134	3,211	*
Julie Cullivan	—	—	—	*

Douglas E. Klint	75,192	25,000	100,192	*
Jawad A. Ahsan	—	11,111	11,111	*
Luke S. Larson	983	—	983
Joshua M. Isner	—	—	—	*

All directors and executive officers as a group (12 persons)	1,244,742	663,118	1,907,860	3.5%
* Less than 1%

(1)	Except as noted in Notes 4, 5, 6 below, the address of each of the persons listed is c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.

(2)
Reflects the number of shares that could be purchased by exercise of options exercisable at March 26, 2018, or restricted stock or options vesting within 60 days thereafter under the Company’s stock incentive plans.

(3)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days of March 26, 2018, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G filed on January 19, 2018 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, New York 10055, and indicates it has sole voting power with respect to 8,423,173 shares of the Company's common stock, shared voting power with respect to no shares of the Company's common stock, sole dispositive power with respect to 8,539,258 shares of the Company's common stock, and shared dispositive power with respect to no shares of the Company's common stock..

(5)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G/A filed on February 13, 2018 by FMR LLC. In such filing, FMR LLC lists its address as 245 Summer Street, Boston, MA 02210, and indicates it has sole voting power with respect to 467,960 shares of the Company's common stock, shared

Axon Enterprise, Inc. | 2018 Proxy Statement | 14

voting power with respect to no shares of the Company's common stock, sole dispositive power with respect to 7,662,407 shares of the Company's common stock, and shared dispositive power with respect to no shares of the Company's common stock.

(6)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G/A filed on February 12, 2018 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates it has sole voting power with respect to 101,814 shares of the Company's common stock, shared voting power with respect to 6,601 shares of the Company's common stock, sole dispositive power with respect to 3,716,679 shares of the Company's common stock, and shared dispositive power with respect to 104,216 shares of the Company's common stock.

(7)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G filed on February 12, 2018 by Janus Henderson Group, PLC. In such filing, Janus Henderson Group plc llc lists its address as 201 Bishopsgate EC2M 3AE, United Kingdom, and indicates it has sole voting power with respect to no shares of the Company's common stock, shared voting power with respect to 3,641,527 shares of the Company's common stock, sole dispositive power with respect to no shares of the Company's common stock, and shared dispositive power with respect to 3,641,527 shares of the Company's common stock.

(8)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G/A filed on January 31, 2018 by Abdiel Qualified Master Fund L.P., Abdiel Capital L.P., Abdiel Capital Management LLC, and Colin T. Moran. Abdiel Capital Management, LLC and Abdiel Capital Advisors, LP serve as the general partner and the investment manager, respectively, of Abdiel Qualified Master Fund, LP and Abdiel Capital, LP. Colin T. Moran serves as managing member of Abdiel Capital Management, LLC and Abdiel Capital Partners, LLC, which serves as the general partner of Abdiel Capital Advisors, LP. In such filing, Abdiel Qualified Master Fund L.P., Abdiel Capital L.P., Abdiel Capital Management LLC, and Colin T. Moran do not list specific addresses but provide citizenship or place of organization as being in the Cayman Islands, Delaware, or the United States, and indicates the group has aggregate sole voting power with respect to no shares of the Company's common stock, shared voting power with respect to 3,092,945 shares of the Company's common stock, sole dispositive power with respect to no shares of the Company's common stock, and shared dispositive power with respect to 3,092,945 shares of the Company's common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2017, except for one Form 3 and one Form 4 (reporting one transaction) for Julie Cullivan, a member of the Board.
EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
See “Governance--The Board of Directors--Incumbent Directors in 2018” for biographical information for Patrick W. Smith, who is also our CEO.

Luke S. Larson
Title: President
Joined Axon in 2008
Age: 37

Mr. Larson serves as Axon’s President. Luke is responsible for day to day operations and execution for all aspects of the Company’s business. Luke joined Axon in June of 2008 and has served in a variety of executive and management roles including director of video products, product manager and product development manager. Prior to joining Axon, Luke served as a Marine Corps infantry officer. Luke graduated from University of Arizona with honors where he was an NROTC Scholarship recipient. He also received an MBA in International Business from Thunderbird School of Global Management.

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Jawad A. Ahsan
Title: Chief Financial Officer
Joined Axon in 2017
Age: 38
Mr. Ahsan joined the Company in April 2017 after serving as CFO for Market Track where he started in May of 2014. Prior to Market Track, Mr. Ahsan had a 13-year career at General Electric Company where he served as CFO of Clinical Business Solutions, a division of GE Healthcare IT. Prior to this appointment, he served as CFO for Healthcare Knowledge & Connectivity Solutions, which he helped guide to an exit into Caradigm, GE’s healthcare IT joint venture with Microsoft. Mr. Ahsan holds a B.A. in Economics from the College of the Holy Cross and an MBA from the MIT Sloan School of Management.
Joshua M. Isner
Title: Chief Revenue Officer
Joined Axon in 2009
Age: 32

Mr. Isner came to Axon in 2009 as a member of our Leadership Development Program. After rotating through several departments in the Company, he eventually helmed our domestic video and cloud sales team, which he led to a record year in 2014. Mr. Isner now oversees our entire sales organization. Mr. Isner was previously the Director of Leadership Development, Northeast Regional Sales Executive, and VP of Video and Cloud Sales at Axon. Mr. Isner has a B.S. in Government & Political Science from Harvard University.
Douglas E. Klint
Title: Executive Vice President and General Counsel
Joined Axon in 2002
Age: 67
Mr. Klint joined the Company in December 2002 as Vice President, General Counsel and held that position through February 2010 at which time he was promoted to President and General Counsel. On December 4, 2014, Mr. Klint resigned as President while resuming the role of Executive Vice President, General Counsel and Corporate Secretary. Mr. Klint previously served as Vice President and General Counsel of Zycad Corporation, a publicly traded high technology company located in St. Paul, MN and Menlo Park, CA from 1984 to 1998, and Vice President and General Counsel of Aspec Technology, a publicly traded semi-conductor IP company located in Sunnyvale, CA, from 1998 to 1999 at which time he was promoted to President and CEO and continued in that role through 2001. Mr. Klint has a Bachelor of Arts Degree in Economics and Business Administration from Gustavus Adolphus College, and a Juris Doctor Degree from William Mitchell College of Law, cum laude. He is admitted to the Minnesota State Bar and the Arizona State Bar.
Each executive officer serves at the discretion of our Board of Directors and no officer is subject to an agreement that requires the officer to serve the Company for a specified number of years. We have entered into employment-related agreements with each of the executive officers listed above. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Compensation Discussion and Analysis--Employment Agreements and Other Arrangements.”

Axon Enterprise, Inc. | 2018 Proxy Statement | 16

COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and provide context for the material elements of the disclosure which follows in this proxy statement with respect to the compensation of our named executive officers (“NEOs”).
Processes and Procedures for Considering and Determining Executive Compensation
The Compensation Committee (in this section, the “Committee”) assists the Board of Directors (“Board”) in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee is currently composed of four independent directors: Hadi Partovi (Chairman), Matthew McBrady, and Michael Garnreiter. The Committee makes the sole decision regarding compensation for the Chief Executive Officer and each NEO.
The Committee met five times in 2017. All Committee members were present for each meeting.
Two members of management, Patrick W. Smith, CEO, and Luke Larson, President, attended portions of the meetings. The agendas for these meetings were determined by the Committee members prior to the meetings. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, materials may include:

•	Financial reports;

•	Reports on levels of achievement of corporate performance objectives;

•
Schedules setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the NEOs pursuant to employment, severance and change of control agreements;

•	Summaries which show the NEOs’ total accumulated stock awards and stock option holdings;

•	Information regarding compensation paid by comparable companies identified in executive compensation surveys; and

•	Reports from Compensation Committee consultants.
The Committee’s primarily responsibilities are to:

•
Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate the performance of the NEOs in light of these goals and objectives and determine and approve the compensation level of NEOs based on that evaluation;

•
Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

•	Review and approve the design of the compensation and benefit plans that pertain to the CEO and other NEOs who report directly to the CEO;

•	Administer equity-based plans, including stock incentive plans;

•	Approve the material terms of all employment, severance and change of control agreements for NEOs;

•	Retain compensation consultants and advisors as necessary, or appropriate, on an advisory basis to establish comparator groups, benchmarking and targets for compensation related matters;

•	Recommend to the Board the compensation for Board members, such as retainers, committee fees, chairman fees, stock awards and other similar items;

•	Provide oversight regarding the Company’s benefit and other welfare plans, policies and arrangements;

•	Form and delegate authority to subcommittees when appropriate; and

•	Prepare the Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K filed with the SEC.
The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full text of the Compensation Committee charter is available on our website at http://investor.axon.com/corporate-governance.

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Role of Management and Consultants in Determining Executive Compensation
Our executive management supports the Committee in carrying out its responsibilities by preliminarily outlining compensation levels for NEOs, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of base salary, annual and long-term performance-based compensation and long-term equity compensation, which is then provided to the Committee for review and approval.
Our Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and advisors, and such consultants and advisors report directly to the Committee. In 2014, the Committee retained compensation consulting firm, Aon Hewitt, who provided research, data analyses, benchmarking and design expertise in developing and structuring compensation programs for its executives. The Company continued to utilize that information as the core of its compensation structures, and engaged Compensia, Inc to provide consulting services in the design of its 2017 and 2018 executive compensation plans.
Peer Comparator Group
The scope of Aon Hewitt’s review in 2014 included determining an appropriate comparator group to compare the Company’s executive compensation to, based primarily on the following criteria: Industry and Global Industry Classification code, revenue, EBITDA, market capitalization, and number of employees. Aon Hewitt selected companies in both manufacturing and technology to match the evolving nature of the Company’s business. Companies selected typically had annual sales between $60 million and $250 million, with market capitalization of $450 million to $2.5 billion. Total employees of the comparator companies were targeted at between 300 and 700. In addition to the comparator group, Aon Hewitt gathered benchmark data for the Committee’s review from the manufacturing and technology industries with similar revenue.

The Committee has selected the following comparator group when reviewing executive compensation:

AeroVironment, Inc.	IntraLinks Holdings, Inc.	SIFCO Industries Inc.
Astronics Corp.	Limelight Networks, Inc.	Smith Micro Software Inc.
CalAmp Corp.	LogMein, Inc.	Sparton Corp.
Carbonite, Inc.	Numerex Corp.	The KEYW Holding Corp.
CPI Aerostructures Inc.	Proofpoint, Inc.	VASCO Data Security International, Inc.
Guidance Software, Inc.	Qumu Corp.
Our Compensation Philosophy
The Committee is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company.
Objectives of NEO compensation include:

•	Attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success;

•	Promote a performance-oriented environment that encourages Company and individual achievement;

•	Reward NEOs for long-term strategic management and the enhancement of shareholder value;

•	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

•	Align long-term management interests with those of shareholders, including long-term at-risk pay.

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Our Compensation Programs
We utilize various non-cash compensation programs, in addition to traditional cash-based compensation methods. Specifically, we have utilized stock-based awards.
The principal components of compensation in 2017 and 2018 for our NEOs (other than the CEO) consist of the following:

•	Annual salary;

•	Annual performance-based incentive plans, comprised of:

•	Commissions on sales growth and bookings; and

•
Payouts under the 2017 annual cash incentive plan based on the achievement of annual financial goals, including goals related to: consolidated revenue, Software and Sensors bookings (as defined in SEC filings), international combined bookings, operating income for the TASER Weapons segment, cumulative active booked seats, percentage of U.S. customers on a CEW service plan, and the number of new high value targets with greater than a 20 percent adoption rate;

•
Long-term incentive equity compensation in the form of performance-based restricted stock units (“PSUs”) awarded pursuant to the TASER International, Inc. 2016 Stock Incentive Plan (the "2016 Plan"); and

•	Long-term equity compensation in the form of service-based restricted stock units (“RSUs”) awarded pursuant to the 2016 Plan.
Any decision to materially increase compensation is based upon the objectives listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and pretax earnings targets as well as specific management tasks. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other NEOs. The Board has not adopted any claw-back policies, nor does it have any executive stock ownership requirements.
If the shareholders approve Proposal No. 2, the principal components of Mr. Smith’s compensation following such approval will consist of an annual base salary of $24,000, consistent with the minimum wage requirements of Arizona law, and the CEO Performance Award.
Benchmarking
It is the Committee’s intent that the total compensation for our NEOs be targeted between the 50th and the 75th percentile in relation to our established comparator group and the Committee intends that over time our compensation becomes more consistent with this goal. The Committee believes that targeting this range will reflect competitive market pay practices and our current compensation philosophy, which balances our “pay for performance” strategy with our desire to offer competitive compensation with respect to our comparator group, thus allowing us to attract and retain management talent.
The table below compares the Company’s continuing NEOs’ target total direct compensation to our comparator group:

Named Executive	2017 Total Target Direct Compensation	Comparator Group 50th Percentile (1) (2)	Comparator Group 75th Percentile (1) (2)	2018 Total Target Direct Compensation
Patrick W. Smith (3)	$2,054,000	$1,934,570	$3,622,450	$2,050,000
Luke S. Larson	2,525,000	605,525	1,732,000	1,225,000
Jawad A. Ahsan (4)	1,850,000	980,312	2,109,137	1,500,000
Joshua M. Isner	1,800,000	1,120,695	1,392,165	1,375,000
Douglas E. Klint	600,000	817,800	818,319	600,000

(1)	Amounts reported by comparator group companies was primarily derived from annual proxy statements relating to the year ended December 31, 2016.

(2)
Positions and responsibilities reported for NEOs of comparator group companies varied, with not all companies reporting data for positions similar in nature and scope to those of the Company's NEOs (other than CEO and CFO). Judgment was used in calculating comparator group information by role, using blends of reported positions and excluding certain comparator group companies from comparisons when appropriate.

(3)
The above table reflects the target compensation for Mr. Smith prior to the Board of Director's approval of the CEO Performance Award. See the “CEO Performance Award Section” and “Annex A” for contractual terms of the CEO Performance Award.

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(4)	Mr. Ahsan was appointed Chief Financial Officer of the Company effective April 3, 2017.

The following tables show the composition of each NEO’s total target direct compensation for 2017 and 2018:

2017	Annual Salary		Annual Target Incentive Compensation (1)		Long-term Target Incentive Compensation--PSUs (2)		Long-term Equity Compensation--RSUs (2)		Target Total Direct Compensation
Name	$	% of Total	$	% of Total	$	% of Total	$	% of Total	$
Patrick W. Smith	$350,000	17.0%	$—	—%	$1,000,000	48.7%	$704,000	34.3%	$2,054,000
Luke S. Larson	325,000	12.9	100,000	4.0	400,000	15.8	1,700,000	67.3	2,525,000
Jawad A. Ahsan	300,000	16.2	150,000	8.1	150,000	8.1	1,250,000	67.6	1,850,000
Joshua M. Isner	275,000	15.3	500,000	27.8	125,000	6.9	900,000	50.0	1,800,000
Douglas E. Klint	300,000	50.0	200,000	33.3	—	—	100,000	16.7	600,000

(1)
Presented at target levels. Actual results for 2017 exceeded targets, resulting in payouts under the annual cash incentive plan for Messrs. Larson, Ahsan and Klint in the amounts of approximately $108,000, $121,000 and $108,000, respectively. Mr. Isner earned commissions in 2017 of approximately $512,000. Mr. Ahsan's employment with the Company commenced April 3, 2017, and his annual bonus was prorated to reflect the April start date. See further discussion following under “Performance-based Incentive Plans.”

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.

2018	Annual Salary (1)		Annual Target Incentive Compensation		Long-term Target Incentive Compensation--PSUs (2) (3)		Long-term Equity Compensation--RSUs (2) (3)		Target Total Direct Compensation
Name	$	% of Total	$	% of Total	$	% of Total	$	% of Total	$
Patrick W. Smith (4)	$350,000	17.1%	$—	—%	$1,500,000	73.2%	$200,000	9.8%	$2,050,000
Luke S. Larson	325,000	26.5	150,000	12.2	600,000	49.0	150,000	12.2	1,225,000
Jawad A. Ahsan	300,000	20.0	200,000	13.3	600,000	40.0	400,000	26.7	1,500,000
Joshua M. Isner	275,000	20.0	600,000	43.6	400,000	29.1	100,000	7.3	1,375,000
Douglas E. Klint	300,000	50.0	200,000	33.3	—	—	100,000	16.7	600,000

(1)	Annual salary effective January 1, 2018 for continuing NEOs.

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.

(3)
These RSUs and PSUs were awarded in December 2017 and although the awards are intended as 2018 compensation awards, because they were granted in 2017 they are reflected as compensation in 2017 in Summary Compensation Table.

(4)
The above table reflects the target compensation for Mr. Smith prior to the Board of Directors' approval of the CEO Performance Award and does not reflect any related changes to Mr. Smith's compensation program if the CEO Performance Award is approved. See the “ Proposal No.2 - Approval of CEO Performance Award” and “Annex A” for contractual terms of the CEO Performance Award.

Annual Salary
Salaries for NEOs are reviewed annually, as well as at the time of a promotion or other changes in responsibilities. Consistent with our goal for overall compensation, annual salary is targeted in the 50th to 75th percentile of compensation paid to executives with similar levels of responsibility within our comparator group. Individual executives may be paid higher or lower than this target pay at the discretion of the Committee depending on facts; such as, tenure with the Company, results of personal, department and corporate performance, complexity of the business unit managed, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, were proposed by the CEO, established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from comparator group companies.
After considering the above, the Committee left base salaries of our continuing NEOs for 2018 at 2017 levels. If the CEO Performance Award is approved by shareholders, Mr. Smith's salary will be reduced to $24,000.
Performance-Based Incentive Plans
The objective of the annual incentive payment plan and the use of equity-based awards in the form of PSUs have been to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with results.

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2017 Structure
The 2017 executive compensation structure included: payments under the annual cash incentive plan; PSUs that cliff vest based on three-year revenue goals; for Mr. Isner, sales-based commissions, paid quarterly; and, for Mr. Klint amounts based on the attainment of certain legal department operating metrics. Each component was designed to incentivize specific Company goals.
Payouts under the 2017 annual cash incentive plan was based on the achievement of annual financial goals, including goals related to: consolidated revenue, Software and Sensors bookings (as defined in SEC filings), international combined bookings, operating income for the TASER Weapons segment, cumulative active booked seats, percentage of U.S. customers on a CEW service plan, and the number of new high value targets with greater than a 20 percent adoption rate.The Committee believed the criteria for the annual cash incentive plan were challenging, but achievable. Sales commissions were earned based upon specific sales targets for each eligible NEO. Because the sales commissions are tied to metrics such as sales growth and other operating results, the Committee did not set a maximum amount that could be paid under the plans for the NEOs.

2017 Performance - Based Cash Incentive Plans Metrics
Metric	Threshold	Target	Maximum	Actual	Weight	Weighted Payout
Revenue (millions)	$290.0	$320.0	$340.0	$343.8	20%	30%
Software and Sensors Bookings (millions)	$260.0	$280.0	$300.0	$291.2	20	25
International combined bookings (millions)	$70.0	$100.0	$120.0	$72.8	20	11
TASER Weapons Segment operating income	$71.8	$75.0	$78.1	$75.9	10	12
Cumulative active booked seats (in thousands, linear payout from 0)	n/a	178.2	n/a	181.5	10	10
U.S. handle service plan percentage	25.0%	35.0%	40.0%	41.0%	10	15
Number of new high value targets	10	20	25	10.0	10	5
Actual attainment/plan payout					100%	108%

The 2017 performance-based cash incentive plan metrics were measured and paid quarterly after the Company released its quarterly earnings. The first three fiscal quarters are weighted at 15% of the annual total with the fourth quarter equaling the remaining 55%. Each metric has a threshold, target and maximum goal with corresponding base payouts of 50%, 100% and 150% of target, respectively.The weighted average payout achieved under the 2016 performance-based cash incentive plan was 123%.

Payouts under the 2017 annual cash incentive plan for Mr. Isner were primarily based on growth of the Company's revenue and bookings. For 2017, approximately $320,000 was based on the growth of total 2017 consolidated revenue as compared to 2016, $130,000 was based on on the growth of 2017 international combined bookings as compared to 2016, and $50,000 based on the completion of certain leadership courses.

Of the total payouts under the 2017 annual cash incentive plan for Mr. Klint, $100,000 was based on predetermined amounts of savings against the legal budget for 2017 as compared to 2016. No amounts were earned under this plan during 2017.

For PSUs granted during 2017, the amount that will ultimately vest, if any, 50% of the awards granted are based upon the compounded annual revenue growth rates for the total Company and 50% are based up total international bookings, both metrics as compared to target for the three-year period ending December 31, 2019. Earned PSUs cliff vest and would be released in February 2020. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, for a total of up to 200% of target. The Committee decided to introduce sales targets related to three-year growth rates to promote and reward the achievement of long term objectives and long-term strategic planning by our NEOs. The 2019 consolidated revenue and international bookings metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.
2018 Structure
In 2018, each component of incentive compensation is designed to incentivize specific Company goals.
Payouts under the 2018 annual cash incentive plan will be based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), international combined bookings targets (which will include TASER Weapons and Software and Sensors segment contracts), TASER Weapons segment operating income, active booked

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seats, the achievement of a certain percentage of U.S. agencies on TASER Weapons service plans, and achieving specified deployment targets with designated high value agencies. The Committee believes the criteria for the annual cash incentive plan are challenging, but achievable. Sales commissions are earned based upon specific sales targets for each eligible NEO. Because sales commissions are tied to metrics such as sales growth, the Committee has not set a maximum amount that can be paid under the plans for the NEOs. In 2018, the metrics tied to the annual cash incentive plan are typically capped at a 150% payout. However, agency adoption and active booked seats are calculated on a linear payout and therefore have no maximum payout.
Terms and conditions of the performance-based Incentive Plans for NEOs are established by the Committee. The following table sets forth the target performance-based incentive compensation of our continuing NEOs for the years ended December 31, 2017 and 2018.

	Performance-based Incentive Plans - 2017 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#)(1)	Approximate Grant Date Fair Value	Total 2017
Patrick W. Smith	$—	$—	40,032	$1,000,000	$1,000,000
Luke S. Larson	100,000	—	16,013	400,000	500,000
Jawad A. Ahsan	150,000	—	6,667	150,000	300,000
Joshua M. Isner	—	500,000	5,004	125,000	625,000
Douglas E. Klint	200,000	—	—	—	200,000

	Performance-based Incentive Plans - 2018 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#)(1)(2)	Approximate Grant Date Fair Value	Total 2018
Patrick W. Smith	$—	$—	62,241	$1,500,000	$1,500,000
Luke S. Larson	150,000	—	24,896	600,000	750,000
Jawad A. Ahsan	200,000	—	24,896	600,000	800,000
Joshua M. Isner	—	600,000	16,598	400,000	1,000,000
Douglas E. Klint	200,000	—	—	—	200,000

(1)
Of the performance RSUs granted as 2018 compensation, 80% cliff vest based on fiscal year 2020 consolidated GAAP revenues, and 20% cliff vest based on 2020 EBITDA. Both metrics are compared to target for the three-year period ending December 31, 2020. The 2018 grants related to consolidated revenue and EBITDA metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.

(2)
Historically, the Company's annual grant was in February of each year, but it has shifted to the preceding December to better coincide with its internal budgeting process. The 2018 PSUs were granted on December 4, 2017. Accordingly, although these PSU grants are intended as 2018 compensation, because they were granted in December 2017, they are reflected as compensation for 2017 in the Summary Compensation Table.

(3)
The above table reflects the PSUs granted to Mr. Smith prior to the Board of Director's approval of the CEO Performance Award. In the event the CEO Performance Award is approved by the Company's shareholders, Mr. Smith will continue vesting in the awards as previously granted. See the “CEO Performance Award Section” and “Annex A” for contractual terms of the CEO Performance Award.

Long-Term Service-Based Equity Compensation
The Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. As such, the Committee granted RSUs, which generally vest over a three-year service period, to align our NEOs interests with those of shareholders, and to motivate our NEOs to make strategic long-term decisions.

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In determining the total number of RSUs to award to each NEO, the Compensation Committee considers, among other things, the strategic objectives of the Company over the next three years, and the practice of comparator group companies. The following table sets forth the service-based RSU awards made to our continuing NEOs in February and December 2017.

	2017 Awards		2018 Awards (1)
Named Executive	Number of Service-based RSUs Awarded	Approximate Grant Date Fair Value	Number of Service-based RSUs Awarded	Approximate Grant Date Fair Value
Patrick W. Smith (2)	28,173	$704,000	8,299	200,000
Luke S. Larson	68,054	1,700,000	6,224	150,000
Jawad A. Ahsan	55,556	1,250,000	16,598	400,000
Joshua M. Isner	36,029	900,000	4,149	100,000
Douglas E. Klint	4,003	100,000	4,149	100,000
(1) Historically, the Company's annual grant was in February of each year, but it has shifted to the preceding December to better coincide with its internal budgeting process.
(2) The above table reflects the RSUs granted to Mr. Smith prior to the Board of Director's approval of the CEO Performance Award. In the event the CEO Performance Award is approved by the Company's shareholders, Mr. Smith will continue vesting in the awards as previously granted. See the “CEO Performance Award Section” and “Annex A” for contractual terms of the CEO Performance Award.
Other Long-Term Performance-based Equity Compensation
In addition to the PSUs granted in conjunction with the performance-based incentive plans described above, the Committee has, from time-to-time, approved performance-based equity awards to certain of our NEOs in keeping with the Committee’s goals to align the long-term interests of management with the Company’s shareholders. Generally, these awards vest upon the achievement of performance goals in the NEOs area of the business. The Committee’s intention in awarding these grants was to incentivize and reward the achievement of significant long-term strategic goals.
The following table sets forth information concerning an outstanding long-term performance-based equity compensation award.

Name	Grant Date	Options	Performance Criteria	Vesting Provisions	Vesting Status
Douglas E. Klint	12/22/2008	25,000	Complete risk management meetings with 25 top U.S. law enforcement agencies.	Fully vest in January following the fiscal year in which criteria is achieved. The performance criteria must be met prior to the option's expiration in December 2018.	These options were fully vested upon successful attainment of certain performance based criteria, and were certified by the Committee in February 2018.
Employment Agreements and Other Arrangements
In December 2017, the Company entered into new employment agreements with Patrick W. Smith pursuant to which he agreed to continue to serve as its Chief Executive Officer, with Luke S. Larson pursuant to which he agreed to continue to serve as its President, with Joshua M. Isner pursuant to which he agreed to continue to serve as its Executive Vice President, Global Sales, and with Douglas E. Klint pursuant to which he agreed to continue to serve as its Executive Vice President, General Counsel, and Corporate Secretary. Under the new employment agreements with Mr. Smith, Mr. Larson and Mr. Klint, the notice/severance period for termination without cause was reduced from 24 months to 12 months. As described below with respect to Mr. Smith, if the shareholders approve Proposal No. 2, his employment agreement will terminate and the Company will have no further obligations thereunder.
In March 2017, the Company entered into a new employment agreement with Jawad A. Ahsan pursuant to which he agreed to serve as its Chief Financial Officer.

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Pursuant to the employment agreements, the Company may terminate each of these officers with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, termination for good reason, or termination due to change in control of the Company (i.e., double-trigger). Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 12 months after termination of employment. The table below depicts the severance payable to each under the conditions indicated:

	Termination	Termination	Termination due to
Name	with Cause	without Cause	Change in Control	Death or Disability
Patrick W. Smith	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Luke S. Larson	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Jawad A. Ahsan	90 days salary	24 months salary	36 months salary	18 months salary
Joshua M. Isner	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Douglas E. Klint	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Depending upon the triggering event for termination of employment, non-vested stock options previously granted may be subject to accelerated vesting. In addition, all non-vested RSUs and PSUs may immediately vest at target levels and restrictions would lapse. Accelerated vesting conditions are as follows:

•	Termination with cause: no accelerated vesting

•
Termination without cause, Termination due to Death or Disability, and Termination due to Change in Control: except for Mr. Ahsan, acceleration of all awards (both performance-based and time-based). For Mr. Ahsan, in the event of termination without cause, termination due to death or disability, and termination due to change in control, only time-based awards would accelerate.

The severance benefit amounts with respect to the above triggering events were determined based on competitive practices. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain NEOs.
The table below reflects the severance compensation that would be provided to each of the NEOs of the Company assuming the termination of such executive’s employment occurred on December 31, 2017.

Named Executive Officer	Voluntary Termination By Executive	Termination with Cause	Termination without Cause (1)	Change of Control (1)	Death or Disability (1)
Patrick W. Smith	$—	$—	$6,182,308	$6,882,308	$6,357,308
Luke S. Larson	—	—	4,817,732	5,467,732	4,980,232
Jawad A. Ahsan	—	73,973	2,512,081	2,812,081	2,362,081
Joshua M. Isner	—	—	2,259,003	2,809,003	2,396,503
Douglas E. Klint	—	—	1,250,606	1,850,606	1,400,606

(1)
Includes the intrinsic value of non-vested stock options which would immediately vest and become exercisable as well as the value of non-vested PSUs and RSUs which would immediately vest and restrictions would lapse.

The value of option acceleration is equal to the difference between the $26.50 closing market price of shares of the Company’s common stock on December 29, 2017 (the last trading day in fiscal 2017), and the weighted average exercise price of awards with an exercise price less than the market price times the number of share subject to such options that would accelerate.
The value of restricted stock unit acceleration is equal to the $26.50 closing market price of shares of the Company’s common stock on December 29, 2017 (the last trading day in fiscal 2017), multiplied by the number of units that would accelerate.

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The following table shows the value of the accelerated vesting as described above.

Named Executive Officer	Total Time- Based Award Acceleration	Total Performance- Based Award Acceleration	Total Acceleration
Patrick W. Smith	$1,867,244	$4,406,739	$6,273,983
Luke S. Larson	2,833,434	1,806,532	4,639,966
Jawad A. Ahsan	1,912,081	836,420	2,748,501
Joshua M. Isner	1,240,360	743,643	1,984,003
Douglas E. Klint	406,856	543,750	950,606
Separation With Certain Executive Officers
In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer. In November 2016, Mr. Behrendt entered into a severance agreement whereby effective March 15, 2017, Mr. Behrendt's tenure with the Company ended. As provided in the severance agreement, Mr. Behrendt's annual salary and bonus, at target, of $325,000 and $165,000, respectively, would be payable during the one-year notice period ending March 15, 2018 as well as the one year severance period ending March 15, 2019. Additionally, all unvested service-based RSUs vested as of March 15, 2017 and certain of Mr. Behrendt's performance-based RSUs vested based on the actual performance levels achieved on the vesting dates scheduled in the original award agreements. The table below outlines the amounts paid and payable to Mr. Behrendt in accordance with his severance agreement:

Time Period	Annual Salary	Annual Target Incentive Compensation	Long-term Target Incentive Compensation--PSUs (1)	Long-term Equity Compensation--RSUs (2)	Total
Notice Period (3/15/2017 - 3/15/2018)	$325,000	$178,200	$387,031	$454,471	$1,344,702
Severance Period (3/16/2018 - 3/15/2019)	325,000	165,000	—	—	490,000
Total	$650,000	$343,200	$387,031	$454,471	$1,834,702
(1) Represents 11,112 vested shares equaling 200% of target shares granted at 5,556 and the closing price of the Company's common stock on February 28, 2018 of $34.83. The shares were released to Mr. Behrendt on February 28, 2018 upon the achievement of specified performance criteria.
(2) Represents the total number of unvested shares as of March 15, 2017 that vested and were released in accordance with the severance agreement using the closing price of the Company's stock on March 15, 2017 of $23.01.
In June 2017, the Company entered into an employment agreement with Marcus Womack pursuant to which Mr. Womack resigned as Executive Vice President. In exchange for rendering services as an advisor, Mr. Womack is entitled to his normal salary, bonus and the vesting of certain unvested time-based and performance-based RSUs. During 2017, the Company paid Mr. Womack $467,000. In February 2018, time-based and performance based RSUs totaling 32,047 vested, with a total value recognized upon vesting of $1,116,000. Additionally, if certain contractual services are provided under the advisor arrangement, Mr. Womack could earn an additional $726,000.
In August 2017, the Company entered into a severance agreement with Marie Masenga in connection with her termination on September 1, 2017, whereby the Company agreed to pay termination benefits of approximately $46,000.
Perquisites and Other Personal Benefits
We do not provide our NEOs with significant perquisites or other benefits, except for Company matching contributions to our defined contribution benefit plans and health care benefits that are widely available to employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.
Compensation Deductibility

In general, Section 162(m) of the U.S. tax code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. The exemption from Section 162(m)’s deduction

Axon Enterprise, Inc. | 2018 Proxy Statement | 25

limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Prior to the repeal of Section 162(m)’s performance-based exemption, we in general sought to structure our compensation programs in a manner intended to comply with Section 162(m), although our compensation committee reserved the right to provide compensation (such as base salary and service-based vesting RSUs) if, in its judgment, such payments were necessary to achieve our compensation objectives and in the best interests of the Company and its stockholders. However, despite the compensation committee’s efforts to structure certain compensation elements in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

Moreover, despite the availability of transition relief described above, the Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring its compensation programs. As such, the Committee has always, and continues to, reserve the right to amend arrangements that were initially intended to qualify as performance-based compensation for purposes of Section 162(m) if the Committee determines such amendments are in the best interests of the Company and its stockholders, even though such changes may cause the arrangements to fail to qualify for transition relief, resulting in a non-deductible compensation expense for the Company.

Going forward, the Committee will continue to monitor the impact that the repeal of the performance-based pay exception to Section 162(m) will have on the Company’s compensation programs and contracts, including whether and to what extent our existing contracts and programs qualify for the transition relief described above.

Axon Enterprise, Inc. | 2018 Proxy Statement | 26

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:
Hadi Partovi, Chairman
Michael Garnreiter
Matthew McBrady

The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is, or was during or prior to fiscal 2017, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

Axon Enterprise, Inc. | 2018 Proxy Statement | 27

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (3)	Total ($)
Patrick W. Smith	2017	$350,000	$—	$3,403,775	$—	$—	$11,900	$3,765,675
Chief Executive Officer	2016	350,000	—	1,178,750	—	—	11,878	1,540,628
	2015	350,000	—	752,676	263,500	—	17,846	1,384,022

Luke S. Larson	2017	325,000	300,000	2,849,986	108,371	—	14,859	3,598,216
President	2016	272,917	—	437,500	122,477	—	16,819	849,713
	2015	244,167	—	650,901	105,400	—	20,069	1,020,537

Jawad A. Ahsan	2017	225,850	70,000	2,400,024	121,138	—	934	2,817,946
Chief Financial Officer

Joshua M. Isner	2017	275,000	—	1,525,007	512,038	—	19,358	2,331,403
Chief Revenue Officer	2016	222,917	—	100,000	631,490	—	18,119	972,526
	2015	181,142	—	200,000	502,276	—	19,596	903,014

Douglas E. Klint	2017	300,000	—	199,986	108,371	—	9,492	617,849
EVP and General Counsel	2016	300,000	—	158,000	—	—	9,544	467,544
	2015	300,000	—	170,000	52,700	—	14,961	537,661

Daniel M. Behrendt	2017	—	—	—	—	—	529,287	529,287
Former Chief Financial Officer	2016	322,917	—	460,000	202,087	—	12,103	997,107
	2015	300,000	—	600,901	158,100	—	26,908	1,085,909

Marcus W. L. Womack	2017	124,892	—	1,399,979	—	—	513,015	2,037,886
Former EVP and General Manager	2016	257,917	—	225,000	140,849	—	14,163	637,929
	2015	235,000	—	426,024	136,891	—	18,117	816,032

Marie Masenga	2017	126,892	—	39,989	—	—	94,791	261,672
Former Chief Financial Officer

(1)
The amounts in these columns reflect the aggregate grant date fair value for RSUs and stock options computed in accordance with stock-based accounting rules (ASC Topic 718). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2017 is included in footnote 1 to our financial statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K filed with the SEC. For performance share unit awards, the value included in this column represents the grant-date fair value assuming the performance measures are achieved at target level, which is considered the probable outcome. The grant-date fair value of the performance share awards assuming achievement of the maximum performance levels for the 2017 awards is approximately $5,000,000, $2,000,000, $1.500,000, $1,050,000 and $400,000 for Messrs. Smith, Larson, Ahsan, Isner and Womack, respectively. In connection with Mr. Womack's employment agreement, his PSUs were forfeited in full.

Historically, the Company's annual grant was in February of each year, but it has shifted to the preceding December to better coincide with its internal budgeting process. The 2018 PSUs were granted on December 4, 2017. Accordingly, although these PSU grants are intended as 2018 compensation, because they were granted in December 2017, they are reflected as compensation for 2017 in the Summary Compensation Table. Amounts include $1,700,000, $749,992, $1,000,005, $500,003, and $99,991 for Messrs. Smith, Larson, Ahsan, Isner and Klint, respectively, for stock awards made on December 4, 2017 related to fiscal year 2018 target compensation.

(2)
In 2017, all the Company’s NEOs, excluding Messrs. Smith and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2017 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2018. In 2016, all the Company’s NEOs, excluding Messrs. Smith and Isner, received non-equity incentive

Axon Enterprise, Inc. | 2018 Proxy Statement | 28

compensation as a result of exceeding target metrics around sales and other operating measures. Their 2016 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2017. In 2015, all the Company’s NEOs, excluding Messrs. Smith, Klint and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2015 incentive compensation was also provided in the form of cash payouts. In addition, Mr. Womack and Mr. Isner earned sales-related commissions of $82,000 and $503,000, respectively.

(3)	Unless otherwise noted, other compensation consists of matching contributions made to 401(k) and health savings accounts.
As part of Mr. Behrendt's severance arrangement,he received semi-monthly payments totaling approximately $340,000 for 2017. Also included in this amount was approximately $180,000 that related to payments under the Company's cash incentive plan.
As part of Mr. Womack's employment agreement, he received a $100,000 bonus upon execution of his employment agreement dated June 14, 2017. This agreement effective May 31, 2017 through June 15, 2018, maintained that Mr. Womack resign as Executive Vice President and as General Manager Axon Video/Software Business Unit and accept employment for this period with the title "Advisor". He received semi-monthly payments totaling approximately $160,000 for 2017. Additionally, Mr. Womack received $100,000 for electing to take an international advisor role. Also included in this amount was $135,000 of incentive compensation related to the Company's bonus program.
As part of Ms. Masenga's severance agreement, she received a payment of approximately $46,000 upon termination. During 2017, Ms. Masenga received discretionary performance bonuses totaling $25,000. Additionally, Ms. Masenga earned approximately $34,000 related to payments under the Company's cash incentive plan.

(4)	The amounts paid to Mr. Larson represented a one-time discretionary performance bonus awarded in 2017. Mr. Ahsan's bonus represented a relocation bonus granted upon joining the Company.
PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

The Company has determined that the 2017 annual total compensation of the estimated median compensated employee who was employed as of December 31, 2017, excluding the CEO, Patrick W. Smith, was $92,730. Mr. Smith’s annual total compensation for 2017 was $3,765,675. Mr. Smith’s annual total compensation is forty-one times (or a ratio of 41 to 1) that of the estimated median compensated Axon employee. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described below. Historically, the Company's annual grant of stock awards was in February of each year, but it was shifted to the preceding December to better coincide with the Company's internal budgeting process. The 2018 grants were made in December 2017. Accordingly, although these grants are intended as 2018 compensation, because they were granted in December 2017, they are reflected as compensation for 2017 in the Summary Compensation Table, which resulted in an increase in the median employee compensation for 2017.

As of December 31, 2017, the Company's population consisted of 949 full-time employees. To identify the median compensated employee, we used a consistently applied compensation measure; in our case this has been defined as base salary, bonus and the grant date fair market value of RSUs, which we believe provides a reasonable estimate of compensation received. Salaries are annualized for employee starting employment in 2017, but not adjusted for part-time or temporary status. This is reported in local currency and is then consistently converted using the 2017 exchange rates at the time of payment. To arrive at the median employee for Axon; actual total compensation of all selected employees was calculated in alignment with the method for calculating NEO total compensation. The resulting median from this population is identified as the 2017 median compensated employee as disclosed above.

The Company's compensation practices and programs are designed with the goal of ensuring compensation programs are fair, equitable, globally compliant and are aligned with its business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

Axon Enterprise, Inc. | 2018 Proxy Statement | 29

2017 GRANTS OF PLAN-BASED AWARDS
The following table shows information about awards made under various compensation plans during 2017:

			Estimated future payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Patrick W. Smith	1/31/2017	(2)	—	—	—		—	—	—	28,173	703,762
	1/31/2017	(3)	—	—	—		20,016	40,032	80,064	—	999,999
	12/4/2017	(2)	—	—	—		—	—	—	8,299	200,006
	12/4/2017	(4)	—	—	—		31,121	62,241	124,482	—	1,500,008
Luke S. Larson	1/31/2017	(2)	—	—	—		—	—	—	68,054	1,699,989
	1/31/2017	(3)	—	—	—		8,007	16,013	32,026	—	400,005
	12/4/2017	(2)	—	—	—		—	—	—	6,224	149,998
	12/4/2017	(4)	—	—	—		12,448	24,896	49,792	—	599,994
			50,000	100,000	200,000	(5)	—	—	—	—	—
			75,000	150,000	300,000	(11)	—	—	—	—	—
Jawad A. Ahsan	4/3/2017	(2)	—	—	—		—	—	—	55,556	1,250,010
	4/3/2017	(3)	—	—	—		3,334	6,667	13,334	—	150,008
	12/4/2017	(2)	—	—	—		—	—	—	16,598	400,012
	12/4/2017	(4)	—	—	—		12,448	24,896	49,792	—	599,994
			75,000	150,000	300,000	(5)	—	—	—	—	—
			100,000	200,000	400,000	(11)	—	—	—	—	—
Josh M. Isner	1/31/2017	(2)	—	—	—		—	—	—	36,029	900,004
	1/31/2017	(3)	—	—	—		2,502	5,004	10,008	—	125,000
	12/4/2017	(2)	—	—	—		—	—	—	4,149	99,991
	12/4/2017	(4)	—	—	—		8,299	16,598	33,196	—	400,012
			—	500,000	—	(6)	—	—	—	—	—
			—	600,000	—	(12)	—	—	—	—	—
Douglas E. Klint	1/31/2017	(10)	—	—	—		—	—	—	4,003	99,995
	12/4/2017	(10)	—	—	—		—	—	—	4,149	99,991
			100,000	200,000	400,000	(5)	—	—	—	—	—
			100,000	200,000	400,000	(11)	—	—	—	—	—
Daniel M. Behrendt			82,500	165,000	330,000	(5)	—	—	—	—	—
Marcus W.L. Womack	1/31/2017	(8)	—	—	—		—	—	—	48,038	1,199,989
	1/31/2017	(8)	—	—	—		4,003	8,006	16,012	—	199,990
			62,500	125,000	250,000	(8)	—	—	—	—	—
Marie Masenga	2/20/2017	(9)	—	—	—		—	—	—	1,509	39,989
			9,250	18,500	37,000	(9)	—	—	—	—	—

(1)
Grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC 718). The fair value of each RSU is the closing price of our common stock on the date of grant.

(2)	RSUs granted vest annually over a period of three years from the grant date.

(3)
The amount of PSUs that will ultimately vest, if any, is based upon the Company's compounded annual revenue growth rate (50% of target shares) and its compounded annual international bookings growth rate (50% or target shares) both compared to target for the three-year period ending December 31, 2019. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, up to a maximum of 200% of target.

(4)
The amount of PSUs that will ultimately vest, if any, is based upon the Company's compounded annual revenue growth rate (80% of target shares) and its compounded annual EBITDA growth rate (20% of target shares) both compared to target for the three-year period ending December 31, 2020. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, up to a maximum of 200% of target.

Axon Enterprise, Inc. | 2018 Proxy Statement | 30

(5)
Payouts under the 2017 annual cash incentive plan was based on the achievement of annual financial goals, including goals related to: consolidated revenue, Software and Sensors bookings (as defined in SEC filings), operating income for the TASER Weapons segment, international revenue, the number of active users on the Company's Evidence.com platform, cumulative active booked seats, percentage of U.S. customers on a CEW service plan, and number of new high value targets with greater than a 20 percent adoption rate. However, cumulative active booked seats and number of high value targets were calculated on a linear payout and therefore had no maximum payout. Actual awards earned in 2017 were included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(6)	Mr. Isner was eligible for commissions based on sales growth for the Company. There was no maximum amount related to these commissions.

(7)
Mr. Behrendt's notice period under his employment agreement with the Company ended on March 15, 2018, and in accordance with his severance arrangement, his payout under the 2017 annual cash incentive plan was consistent with note (5) above.

(8)
Mr. Womack's employment with the Company ended on November 4, 2017, at which time he became a part time international consultant. In connection with his consultant arrangement, 16,011 of the 48,038 service-based RSUs granted vested on February 28, 2018, while the remaining 32,027 RSUs were forfeited. The 8,006 performance-based RSUs granted were forfeited in full. Additionally, in connection with his consulting arrangement, Mr. Womack's payout under the 2017 annual cash incentive plan was consistent with note (5) above.

(9)
Ms. Masenga's employment with the Company ended on September 1, 2017, and in connection with her severance agreement, the 1,509 service-based performance RSUs were forfeited. Amounts earned under the annual cash incentive plan through the second quarter of 2017 were paid, with no additional amounts owed or payable under her severance agreement.

(10)	RSUs granted vest annually over a period of one year from the grant date.

(11)
Payouts under the 2018 annual cash incentive plan will be based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), international combined bookings targets (which will include TASER Weapons and Software and Sensors segment contracts), TASER Weapons segment operating income, active booked seats, the achievement of a certain percentage of U.S. agencies on TASER Weapons service plans, and achieving specified deployment targets with designated high value agencies.

(12)	For 2018, Mr. Isner will be eligible for commissions based on sales growth for the Company. There is no maximum amount related to these commissions.

Axon Enterprise, Inc. | 2018 Proxy Statement | 31

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END
The following table includes certain information with respect to outstanding options previously awarded to the NEOs as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick W. Smith	57,063	—	7.13		5/28/2018
	82,386	—	5.57		8/11/2018
	378,948	—	4.75		12/22/2018
						3,682	(2)	97,573	33,334	(3)	883,351
						30,308	(7)	803,162	30,685	(4)	813,153
						28,173	(8)	746,585	40,032	(5)	1,060,848
						8,299	(9)	219,924	62,241	(6)	1,649,387
Luke S. Larson	—	—	—		—
						8,000	(10)	212,000	11,112	(3)	294,468
						16,569	(11)	439,079	16,150	(4)	427,975
						8,075	(7)	213,988	16,013	(5)	424,345
						68,054	(8)	1,803,431	24,896	(6)	659,744
						6,224	(9)	164,936
Jawad A. Ahsan	—	—	—		—
						55,556	(12)	1,472,234	6,667	(5)	176,676
						16,598	(9)	439,847	24,896	(6)	659,744
Joshua M. Isner	—	—	—		—
						6,628	(11)	175,642	6,460	(4)	171,190
						36,029	(8)	954,769	5,004	(5)	132,606
						4,149	(9)	109,949	16,598	(6)	439,847
Douglas E. Klint	—	25,000	4.75	(1)	12/22/2018
						2,087	(2)	55,306
						5,114	(13)	135,521
						4,003	(14)	106,080
						4,149	(15)	109,949
Daniel M. Behrendt	—	—	—		—
									11,112	(3)	294,468
									17,765	(16)	470,773
Marcus W.L. Womack	—	—	—		—
						8,285	(17)	219,553	12,962	(3)	343,493
						4,307	(17)	114,136	8,075	(17)	213,988
						48,038	(17)	1,273,007	8,006	(17)	212,159

(1)
These options vested upon successful completion of certain performance based measures, and were approved for release by the Company's Compensation Committee in February 2018. Reference is made to the “Compensation Discussion and Analysis – Other Long-Term Performance-based Equity Compensation” section above for further information about these options.

(2)	These stock awards became fully vested in February 2018.

(3)
These stock awards are performance-based. The number of shares that ultimately vested was based upon the compounded annual revenue growth rates for the total Company and the Software and Sensors segment compared to target for the three-year period ending December 31, 2017. Based on the performance achieved, the number of shares that vested in February 2018 were 200% of target, which has been presented in the above table.

(4)
These stock awards are performance based. The number of shares that ultimately vest is based on the compounded annual revenue growth rates for the total Company (50% of target shares) and Software and Sensors segment (50% of target shares) compared to target for the three-year period ending December 31, 2018. These stock awards are scheduled to vest in February 2019. The number of unvested shares presented equals the target shares.

Axon Enterprise, Inc. | 2018 Proxy Statement | 32

(5)
These stock awards are performance based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate (50% of target shares) and its compounded annual international bookings growth rate (50% of target shares) both compared to target for the three-year period ending December 31, 2019. These stock awards are scheduled to vest in February 2020. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards.

(6)
These stock awards are performance based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate (80% of target shares) and its compounded annual EBITDA growth rate (20% of target shares) both compared to target for the three-year period ending December 31, 2020. These stock awards are scheduled to vest in February 2021. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards.

(7)	These stock awards vest at annual intervals over a three-year period and become fully vested in February 2019.

(8)	These stock awards vest at annual intervals over a three-year period and become fully vested in February 2020.

(9)	These stock awards vest at annual intervals over a three-year period and become fully vested in December 2020.

(10)	These stock awards vest at annual intervals over a three-year period and become fully vested in July 2018.

(11)	These stock awards vest at annual intervals over a five-year period and become fully vested in February 2020.

(12)	These stock awards vest at annual intervals over a four-year period and become fully vested in April 2021.

(13)	These stock awards vest at annual intervals over a two-year period and became fully vested in February 2018.

(14)	These stock awards vest at annual intervals over a one-year period and become fully vested in February 2018.

(15)	These stock awards vest at annual intervals over a one-year period and become fully vested in February 2019.

(16)	In connection with Mr. Behrendt's severance agreement, the 17,765 performance-based RSUs were forfeited.

(17)
Mr. Womack's employment with the Company ended on November 4, 2017, at which time he became a part time international consultant. In connection with his consulting arrangement, the following summarizes the status of the RSUs outstanding as of December 31, 2017.

i.	Of the 8,285 service-based RSUs outstanding, 921 vested in February 2018, and the remaining were forfeited.

ii.	Of the 4,307 service-based RSUs outstanding, 2,153 vested in February 2018, and the remaining were forfeited.

iii.	Of the 43,038 service-based RSUs outstanding, 16,011 vested in February 2018, and the remaining were forfeited.

iv.
Of all the 22,562 performance-based RSUs outstanding, 6,481 that were outstanding at target vested at 200% of target. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards. All other outstanding performance-based RSUs were forfeited.

2017 OPTION EXERCISES AND STOCK VESTED
The following table provides information related to option exercises and vested stock awards for each NEO during the year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)
Patrick W. Smith	97,497	$2,152,734	74,145	$1,944,618
Luke S. Larson	—	—	12,957	323,966
Jawad A. Ahsan	—	—	—	—
Joshua M. Isner	—	—	2,035	52,238
Douglas E. Klint	—	—	38,543	1,012,811
Daniel M. Behrendt	—	—	57,470	1,446,130
Marcus W.L. Womack	—	—	52,601	1,216,988
Marie Masenga	—	—	459	11,287

Axon Enterprise, Inc. | 2018 Proxy Statement | 33

2017 NON-QUALIFIED DEFERRED COMPENSATION
On July 1, 2013 the Company adopted the TASER International, Inc. Deferred Compensation Plan ("DCP"). The DCP allows eligible executives, key employees and non-employee directors through which participants may elect to defer the receipt and taxation of a portion of their compensation. Compensation, as defined in the DCP, is comprised of base salary, bonus, commission, director fees, and such other cash or equity-based compensation approved by the Compensation Committee. Participants may elect to defer up to 80% of their base salary and up to 100% of other types of compensation. Participants are 100% vested at all times in amounts deferred pursuant to the DCP. All gains or losses are allocated fully to plan participants, and the Company does not guarantee a rate of return on deferred balances. There were no above-market returns for participants in the plan.
The following table provides information on NEO and Director participation in the DCP:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)
Patrick W. Smith	—	—	113,759	—	1,333,904
Joshua M. Isner	65,626	2,625	37,924	—	258,047
Daniel M. Behrendt	111,227	4,488	148,040	(926,271)	1,328,969
Marie Masenga	8,169	327	456	(8,625)	327

(1)	The amounts included in the table as executive contributions and registrant contributions in the last fiscal year were all reported as compensation in 2017 in the Summary Compensation Table.

(2)
The Company does not make discretionary payments to the plan, but does make a restorative 401(k) match contribution to participants as their eligible wages for 401(k) purposes is net of contributions made to the deferred compensation plan.

(3)
Aggregate earnings reflected represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. No amounts included in aggregate earnings are reported in the 2017 Summary Compensation Table because the plan does not provide for above-market or preferential earnings.

Axon Enterprise, Inc. | 2018 Proxy Statement | 34

AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditor. The independent auditor reports directly to the Audit Committee.
The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.
Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditor and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.
In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB.
The Audit Committee reviewed and discussed with management and its independent public auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings press releases and information related thereto.
During fiscal year 2017, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.
In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in the independent public accounting firm’s report, expresses an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP, and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2018.

Axon Enterprise, Inc. | 2018 Proxy Statement | 35

March 1, 2018
The Audit Committee:
Michael Garnreiter, Chairman
Matthew McBrady
Julie Cullivan
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

Axon Enterprise, Inc. | 2018 Proxy Statement | 36

PROPOSALS
Overview of Proposals

This proxy statement contains six proposals requiring shareholder action.

•	Proposal No. 1 requests the election the three Class C directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified.

•	Proposal No. 2 requests that shareholders vote to approve the CEO Performance Award for Patrick W. Smith.

•	Proposal No. 3 requests that shareholders vote to approve the compensation of the Company's named executive officers.

•	Proposal No. 4 requests the ratification on the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

•	Proposal No. 5 requests that shareholders vote to approve the Axon Enterprise, Inc. 2018 Stock Incentive Plan.

•	Proposal No. 6 is a shareholder proposal to elect directors annually.
Each proposal is discussed in more detail in the pages that follow.
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Board is elected by and accountable to the shareholders to oversee their interest in the long-term health and the overall success of the Company’s business and its financial strength. The Board serves as the ultimate decision-making body of the Company except for those matters reserved to, or shared with, the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Election Process
The Board is currently comprised of eight directors. The directors are divided into three classes comprised as follows: two directors in Class A, three directors in Class B, and three directors in Class C. One class is elected each year for a three-year term and until their successors are elected and qualified. The classes of prospective directors will be determined upon appointment.
The three director nominees in Class C are up for nomination at the 2018 annual shareholder meeting. These directors would serve regular three-year terms until the annual meeting of shareholders in 2021, or until their respective successors are elected and qualified. These directors are: Richard H. Carmona, Bret Taylor, and Julie Cullivan. The 2018 annual shareholder meeting is the first meeting where Ms. Cullivan will stand for election, and each of the the non-management directors of the Company has recommended her for nomination.
The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the Board to fill such vacancy.
Unless marked otherwise, signed proxies received will be voted FOR the election of each of the nominees.
The Board of Directors recommends a vote FOR the election of Richard Carmona, Bret Taylor, and Julie Cullivan.

Vote Required
For Proposal No. 1, under our bylaws, assuming the existence of a quorum at the Annual Meeting, the three nominees for director who receive the affirmative vote of a plurality of all of the votes cast will be elected to the Board of Directors. This means that the three director nominees with the most votes will be elected. Votes to withhold will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present.

Axon Enterprise, Inc. | 2018 Proxy Statement | 37

PROPOSAL NO. 2 - APPROVAL OF THE CEO PERFORMANCE AWARD

At the Annual Meeting, shareholders will be asked to approve the CEO Performance Award to Patrick W. Smith, which was approved by the Compensation Committee and the Board on February 26, 2018, subject to shareholder approval at this Annual Meeting. The full text of the CEO Performance Award is attached to this proxy statement as Annex A.

The Compensation Committee’s primary objective in designing the CEO Performance Award is to help the Company continue to grow and achieve its mission, which would facilitate the creation of significant shareholder value. The Compensation Committee engaged Compensia Inc., Aon Equity Services, and the law firms of Wilson Sonsini Goodrich & Rosati and Snell & Wilmer L.L.P. in designing, modeling, and drafting the CEO Performance Award. There are three main reasons why the Board recommends that shareholders approve the CEO Performance Award. The CEO Performance Award:

1.	Strengthens Mr. Smith's incentives and further aligns his interests with those of the Company’s other shareholders.

2.	Ensures Mr. Smith's continued leadership of the Company (as either its Chief Executive Officer or Executive Chairman and Chief Product Officer) and innovation over the long-term.

3.	Ensures Mr. Smith's dedication to the Company's strategic and financial objectives.

Mr. Smith has been instrumental to the Company's market leadership in less lethal weapons, body cameras, and evidence management software. The Company has an even bolder vision for the next ten years: to make the bullet obsolete and to enhance transparency in society's justice systems ensuring fair, effective justice for all.

The Company's less lethal weapons have saved almost 200,000 lives and are broadly used by law enforcement worldwide. Mr. Smith has set forth the Company's goal to launch a TASER weapon that can outperform a lethal handgun within the next decade, offering a new solution to the problems of gun violence, which has been painfully highlighted by recent events.
The Company’s wearable cameras and cloud services have transformed public safety, bringing the light of transparency to corners of society where brave men and women confront dangers most people never see. The Company and Mr. Smith plan to revolutionize this sector further with artificial intelligence technology to help law enforcement save time and save lives.
Mr. Smith remains the Company's largest non-institutional shareholder, and the CEO Performance Award ensures his commitment and focus on delivering on a ten-year vision that can increase shareholder value.

CEO Performance Award Overview

The CEO Performance Award consists of a grant of non-qualified stock options, carrying a term of ten years, that vests in 12 equal tranches. Each of the 12 tranches vests if, and only if, one market capitalization goal and one operational goal are attained. If the CEO Performance Award is approved by the shareholders, Mr. Smith’s employment agreement will terminate and the Company will have no further obligations thereunder. The award is modeled after the recently announced 2018 Tesla CEO compensation plan for Elon Musk, which was overwhelmingly supported in the shareholder vote and which the New York Times described as "about as friendly to shareholders as they come."

•
Market Capitalization Goals: There are 12 separate market capitalization goals and the initial market capitalization goal will be attained if, and only if, the Company’s six-month and thirty-day average market capitalization equals or exceeds $2.5 billion, nearly double today’s average. For each of the remaining eleven goals to be attained, the Company’s market capitalization must continue to increase in $1 billion increments. For the full CEO Performance Award to vest, the Company’s market capitalization must increase to $13.5 billion, more than ten times the Company's current market capitalization using the same six-month and thirty-day averages.

•
Operational Goals: There are 16 separate operational goals, based on escalating revenue and adjusted EBITDA, which the Compensation Committee believes will motivate top-line and bottom-line operational rigor. The initial revenue goal of $700,000,000 reflects approximately two times the Company's 2017 revenue and the initial adjusted EBITDA goal of $125,000,000 reflects approximately three times the Company's 2017 adjusted EBITDA. As described below, the revenue and adjusted EBITDA goals are not matched to each other and up to twelve of the sixteen can be paired with the market capitalization goals for each tranche to vest. The Compensation Committee believes this structure ensures a focus on proving the profitability of new lines of business while not becoming a constraint against investment flexibility in the long run.

Axon Enterprise, Inc. | 2018 Proxy Statement | 38

By combining market capitalization, revenue, and adjusted EBITDA goals, Mr. Smith should be motivated to generate long-term value for shareholders by delivering operational results, without incentives to engage in short-term measures. For each of the 12 tranches that vest, Mr. Smith will vest in 530,488 stock option shares (corresponding to 1% of Axon's total outstanding shares as of February 23, 2018). If none of the market capitalization or operational goals are attained, no portion of the option shares shall vest which means that, Mr. Smith will receive no compensation other than the equity awards made to Mr. Smith prior to the date of this Annual Meeting, the employee benefits provided to him by the Company, and his annual minimum wage base salary of $24,000.

CEO MILESTONE AWARD TRANCHES

MARKET CAP ($B)

Tranche 1	$2.5
Tranche 2	$3.5
Tranche 3	$4.5
Tranche 4	$5.5
Tranche 5	$6.5
Tranche 6	$7.5
Tranche 7	$8.5
Tranche 8	$9.5
Tranche 9	$10.5
Tranche 10	$11.5
Tranche 11	$12.5
Tranche 12	$13.5

Any 12 of 16 financial performance milestones to be tied to 1 market cap milestone

REVENUE ($M)

$700
$850
$1,000
$1,200
$1,400
$1,600
$1,800
$2,000

EBITDA ($M)

$125
$155
$175
$190
$200
$210
$220
$230

Axon Enterprise, Inc. | 2018 Proxy Statement | 39

CEO Performance Award Details

Below is an overview of the CEO Performance Award. This summary is qualified by reference to the full text of the CEO Performance Award, which is attached as Annex A.

Award Terms	Details
Date of Grant	February 26, 2018
Total Size	12% of total outstanding shares as of February 23, 2018, the last trading day prior to the date of grant, 6,365,856 total shares of stock are subject to the CEO Performance Award
Equity Type	Nonqualified stock options
Exercise Price	$28.58, which reflects the closing price for a share of stock as of the last trading day immediately preceding the Date of Grant.
Expiration Date	February 26, 2028
Award Vesting / Goals	Market Capitalization Goals
a. 12 market capitalization goals

b. First tranche is market capitalization of $2.5 billion; each tranche thereafter requires an additional increase in market capitalization of $1.0 billion to vest, up to a total market capitalization of $13.5 billion

c. Sustained market capitalization is required for each market capitalization goal to be met, other than in a change in control. For each market capitalization goal to be met, both the six-month market capitalization and thirty-day market capitalization must equal or exceed the market capitalization goal that corresponds to each tranche

Operational Goals
a. 16 operational goals, of which up to 12 may be paired with market capitalization goals for all tranches to vest
b. Two types of operational goals

Eight Separate Revenue Goals *	Eight Separate Adjusted EBITDA-Goals **
Goal #1, $700,000,000	Goal #9, $125,000,000
Goal #2, $850,000,000	Goal #10, $155,000,000
Goal #3, $1,000,000,000	Goal #11, $175,000,000
Goal #4, $1,200,000,000	Goal #12, $190,000,000
Goal #5, $1,400,000,000	Goal #13, $200,000,000
Goal #6, $1,600,000,000	Goal #14, $210,000,000
Goal #7, $1,800,000,000	Goal #15, $220,000,000
Goal #8, $2,000,000,000	Goal #16, $230,000,000

* Revenue means the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four consecutive fiscal quarters of the Company.

** Adjusted EBITDA means the Company’s net (loss) income attributable to common shareholders before interest expense, (benefit) provision for income taxes, depreciation and amortization, gains and losses and dispositions of property and equipment and intangible asset and stock based compensation, as such amounts are reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four consecutive fiscal quarters of the Company.

Vesting

Each of the 12 tranches vests only when both a market capitalization goal and an operational goal are certified by the Compensation Committee as having been met.

Any one of the 16 operational goals can be matched with any one of the 12 market capitalization goals, but any single operational goal may only satisfy the vesting requirement for one tranche.

A market capitalization goal and an operational goal that are matched together can be achieved at different points in time and vesting will occur at the later of the achievement certification dates for such market capitalization goal and operational goal. Subject to any applicable clawback provisions, policies or other forfeiture terms described in the CEO Performance Award, once a goal is achieved, it is forever deemed achieved for determining the vesting of a tranche.

Axon Enterprise, Inc. | 2018 Proxy Statement | 40

Award Terms	Details
Term of CEO Performance Award	10 years
Post-Termination of Employment Exercise Period	One year
Post-Exercise Holding Period	2.5 years with limited exceptions for cashless exercise/withholding or in connection with a termination without cause, termination for good reason or change in control.
Employment Requirement For Continued Vesting	Vesting eligibility is contingent upon Mr. Smith being either (i) the Chief Executive Officer; or (ii) the Executive Chairman and Chief Product Officer.
Termination of Employment
No acceleration of vesting upon voluntary termination of employment, death or disability but limited accelerated vesting on termination without cause and termination for good reason. If Mr. Smith signs (and does not revoke) a release in favor of the Company, upon a termination without cause or termination for good reason, whether any unvested tranches vest, will depend solely on the Company’s attainment of the market capitalization goals (and the operational goals will be disregarded). In addition, the next unattained tranche will partially vest, on a prorated basis, by comparing the six-month market capitalization to the market capitalization goal.

Change in Control
No full acceleration of vesting upon a change in control, but in connection with a change in control, whether any unvested tranches vest, will depend solely on the Company’s attainment of the market capitalization goals (and the operational goals will be disregarded). In addition, to any tranches that vest as a result of the preceding sentence, the CEO Performance Award shall accelerate and be deemed earned by one additional unvested tranche.

The treatment of the CEO Performance Award upon a change in control is intended to align Mr. Smith's interests with Axon's other shareholders with respect to evaluating potential transactions.

Exercise Methods / Requirements	Cash or cash equivalent or, in the Committee’s discretion, through a cashless exercise arrangement.
Clawback
Vesting of the CEO Performance Award will be subject to clawback to the fullest extent called for by law, applicable listing standard, or any current or future clawback policy that may be adopted by the Company.

Restrictive Covenants	Mr. Smith will be subject to restrictive covenants relating to confidentiality, intellectual property, non-competition, non-solicitation, and non-disparagement.
Impact on Employment Agreement
If the shareholders approve the CEO Performance Award, Mr. Smith’s employment agreement will terminate and the Company will have no further obligations thereunder (so, for example, if Mr. Smith was terminated without cause, he would no longer be entitled to any severance).

Administration
The CEO Performance Award will be administered by the Compensation Committee. The Compensation Committee shall have the sole and complete discretion with respect to all matters under the CEO Performance Award.

Adjustment
In the event of any change in the outstanding shares of stock by reason of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, there shall be made, in order to prevent the dilution or enlargement of rights, a proportionate adjustment in the number of shares of subject to the CEO Performance Award, the class of the shares, the exercise price, and any other terms of the CEO Performance Award that the Compensation Committee determines, in good faith, are affected by the event.

Amendment; No Repricing
The CEO Performance Award may be amended only by a written agreement executed by the Company and Mr. Smith. The Company may not, without the approval of the shareholders reduce, reprice or take any other action relative to the CEO Performance Award that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any other exchange on which the stock is then traded) or extend the exercise period of the CEO Performance Award beyond 10 years from the date of grant.

Non-Transferability
Unless otherwise determined by the Committee, the CEO Performance Award may not be transferable to any other person except by will or the laws of descent and distribution. The Compensation Committee may, in accordance with applicable law and listing standards, permit the transfer of the CEO Performance Award any acquired shares to a family member, trust or partnership or to a charitable organization, in each case for estate planning purposes.

Axon Enterprise, Inc. | 2018 Proxy Statement | 41

Potential Value that Could be Realized under the CEO Performance Award

It is not possible to reliably estimate the value that could be realized under the CEO Performance Award because that value depends on the amount of dilution the Company experiences and the change in the value of the Company over the course of the 10-year term of the CEO Performance Award. The more dilution, the less value that Mr. Smith will realize. While the Company has no way of predicting either future changes in the value of the Company or how much dilution there will be, some amount of future dilution is a certainty, whether due to additional issuances of equity as part of (i) regular compensation awards to the Company's employees, (ii) capital-raising activities, or (iii) mergers or acquisitions. Thus, it is not possible to know the actual value that Mr. Smith will realize from the CEO Performance Award even if one were to assume that he were to fully vest in it.

Nevertheless, the table below depicts the maximum theoretical value up to the attainment of all of the market capitalization and operational goals, both in dollar value and as a percentage of total value created, that could be realized by Mr. Smith and Axon shareholders over various vesting scenarios. This table only takes into account the fully diluted share count as of March 26, 2017 and models a one-time adjustment for anticipated dilution of 7%. It also assumes that Mr. Smith does not exercise any of the stock options subject to the CEO Performance Award until the end of the 10-year term, which results in a significantly larger value being attributed to Mr. Smith than would be the case if he were to exercise as soon as the stock options vest. Importantly, this table does not take into account any other future dilutive events over the next ten years even though such events may occur. Accordingly, this table should only be used for illustration purposes, recognizing that future dilutive events or earlier exercises would significantly decrease the maximum value that Mr. Smith would realize from the award over the various vesting scenarios, both in dollar value and as a percentage of total value created.

Tranches Earned	P&L Cost of CEO Compensation (in millions) (1)	CEO Value Realized (in millions) (2)	Shareholder Value Realized (in millions) (3)	% of Shareholder Value Realized by CEO with Award	% of Shareholder Value Realized by Other Shareholders
0 Tranches	$—	$—	$ < 870	—%	100%
2 Tranches	24	35	1,870	1.9	98.1
4 Tranches	47	144	3,870	3.7	96.3
8 Tranches	86	586	7,870	7.4	92.6
12 Tranches	118	1,325	11,870	11.2	88.8

(1) The CEO Performance Award would result in the recognition of additional stock-based compensation expense over the term of the award as the operational goals become probable of being achieved through the expected date those operational goals are achieved pursuant to ASC Topic 718. The Company would still recognize stock-based compensation expense based on operational goal achievement, even if market capitalization goals are not achieved.
(2) The value realized by Mr. Smith is equal to the number of shares earned, depending on the number of tranches achieved, multiplied by the excess of the implied market price of the Company's common stock over the Exercise Price of $28.58 per share.
(3) The value realized by shareholders is equal to the number of estimated number of dilutive shares outstanding, depending on the number of tranches achieved, multiplied by the excess of the implied market price of the Company's common stock over the Exercise Price of $28.58 per share.

Potential Ownership of Securities As a Result of the CEO Performance Award

As of February 23, 2018, Mr. Smith beneficially owned 1,263,293 shares of the Company's common stock, excluding unvested PSUs but including 579,957 shares issuable to Mr. Smith upon exercise of options exercisable and RSUs vesting within 60 days after February 23, 2018. Based on 53,048,867 shares of the Company's common stock outstanding at February 23, 2018, Mr. Smith beneficially owned 2.3% of the outstanding shares of the Company's common stock.

For illustration purposes only, if all 6,365,856 shares of common stock subject to the CEO Performance Award were to become fully vested, outstanding and held by Mr. Smith, estimated dilution as a result of potential exercises or conversions from the existing employee equity pool were to be considered; and there were no other dilutive events of any kind, Mr. Smith would beneficially own 12.3% of the outstanding shares of the Company’s common stock.

However, except as indicated above, this calculation does not account for any future dilutive events over the next ten years, such as the issuance of additional equity as compensation to employees, as consideration for mergers and acquisitions, or for capital-raising activities, which would have the effect of diluting Mr. Smith's ownership of the Company common stock, nor does it account for any sales of the Company stock that Mr. Smith will likely have to make in order to pay required taxes upon the exercise of expiring stock options or vesting and settlement of full value awards. Therefore, it is impossible to provide the exact or true percentage of Mr. Smith's future total ownership of the Company common stock upon the vesting of one or more tranches of the CEO Performance Award. Given that some amount of dilution and/or stock sales to cover required tax payments will occur, we

Axon Enterprise, Inc. | 2018 Proxy Statement | 42

believe that Mr. Smith’s future potential ownership of the Company common stock will be less than 12.3% if 100% of the CEO Performance Award were to vest.

Modeled After the 2018 Tesla CEO Compensation Plan

Upon reviewing the recently announced Tesla CEO compensation plan, the Company's Compensation Committee and Board was impressed with the design of the plan to maximize alignment with shareholders while accounting for future unforeseen events. The Tesla plan stood out because it represents 100% pay-for-performance, motivates a long-term commitment, and aligns CEO compensation with value creation for all stakeholders, including employees, customers and shareholders.

Consequently, the Company's Compensation Committee and Board has mindfully endeavored to pattern the design of the CEO Performance Award after the Tesla plan with deviations where it felt the Company's circumstances are different. Mr. Smith's performance award is structurally similar to the Tesla plan, adjusted for the Company's scale, business model, and objectives. The Company's Compensation Committee engaged Compensia Inc., Aon Equity Services and Wilson Sonsini Goodrich & Rosati, many of the same external compensation and legal experts who assisted Tesla in creating its plan, as well as the law firm of Snell & Wilmer L.L.P. Readers will note this proxy statement is similar in format to the Tesla plan documentation. This is intentional, to help any shareholders, analysts and other parties who have invested time to understand Elon Musk's plan to more easily understand the Company's CEO Performance Award.

Accounting and Tax Considerations

Accounting Considerations. The Company follows FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718) for its stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the CEO Performance Award prior to the date on which it is approved by the Company's shareholders, which will be the “grant date” for accounting purposes. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the requisite service period, which in the case of this award is the longer of the expected time to achieve the Operational Goal and the estimated time to achieve the market capitalization goal for each tranche. Accordingly, the CEO Performance Award would result in the recognition of additional stock-based compensation expense over the term of the award as the Operational Goals become probable of being achieved through the expected vesting date determined pursuant to ASC Topic 718.

For illustrative purposes only, and using the closing stock price on the March 26, 2018 record date, the Company expects that the aggregate grant date fair value of the full CEO Performance Award will be approximately $118 million across all 12 tranches. The Company expects that as of the grant date that 2 of the 12 operational goals will be probable to be achieved, which will trigger commencement of the recognition of approximately $24 million of expense related to the first two ranches or 1,060,976 options. This expense will be recognized ratably over the expected vesting period of each respective tranche, which is a weighted average of approximately 7.6 years. The remaining grant date fair value related to the 10 operational goals that are not expected to be probable to be achieved as of the grant date, will be recognized if and when those operational goals become probable to be achieved. This expense for each additional tranche would be recognized ratably over its respective expected vesting period. At this time it is not possible to accurately predict if or when those operational goals will become probable to be achieved and as a result the amount of stock-based compensation expense we ultimately recognize related to the CEO Performance Award could differ materially from these estimates.

Federal Income Tax Considerations. The following is a brief summary of certain of the federal income tax consequences of the CEO Performance Award based on federal income tax laws in effect on March 30, 2018. This summary is not intended to be exhaustive and does not describe state or local tax consequences. The following summary assumes that Mr. Smith remains a U.S. taxpayer. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Smith will depend upon his future individual circumstances.

Mr. Smith did not recognize taxable income with respect to the CEO Performance Award at the time of grant nor will he have taxable income from shareholder approval of the Award, if such approval occurs. If and when Mr. Smith exercises any portion of the CEO Performance Award, he will recognize ordinary income in an amount equal to the difference between the exercise price paid and the fair market value of the stock on the date of exercise. Any taxable income recognized by Mr. Smith in connection with the exercise of the CEO Performance Award will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares should be capital gain or loss. Subject to the $1,000,000 deduction limitation of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by Mr. Smith. The Company expects that Mr. Smith always will be a “covered employee” for purposes of Section 162(m) of the

Axon Enterprise, Inc. | 2018 Proxy Statement | 43

Code, as amended by the Tax Cuts and Jobs Act of 2017, and, as a result, in any given year in which Mr. Smith exercises all or part of the CEO Performance Award, the Company will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized by Mr. Smith upon the exercise of the CEO Performance Award.
New Plan Benefits

Name and Position	Number of Shares	Grant Date Fair Value
Patrick W. Smith	6,365,856	$118,349,120
Chief Executive Officer
Luke S. Larson	—	—
President
Jawad A. Ahsan	—	—
Chief Financial Officer
Joshua M. Isner	—	—
Chief Revenue Officer
Douglas E. Klint	—	—
EVP, General Counsel
Executive Officer Group	—	—
Non-Executive Officer Employee and Consultant Group	—	—
Non-Employee Director Group	—	—
Registration with the Securities and Exchange Commission
If the CEO Performance Award is approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of common stock that will be issuable pursuant to the award.

The Board of Directors recommends a vote FOR the approval of the CEO Performance Award.

Vote Required
Proposal No. 2, the proposal to approve the CEO Performance Award requires the following votes of our shareholders, assuming the existence of a quorum:

(1) the affirmative vote of a majority of the total votes of shares of common stock cast in person or by proxy at the Annual Meeting, pursuant to the NASDAQ Stock Market Rules (the “NASDAQ Standard”), and

(2) the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal (the “Bylaws Standard”); and

(3) the affirmative vote of the holders of a majority of the common stock not owned, directly or indirectly, by Rick Smith, cast in person or by proxy at the Annual Meeting, pursuant to the resolutions of the Board approving the CEO Performance Award (the “Disinterested Standard”).

If you are the shareholder of record and you fail to vote, it will have no effect on the CEO Performance Award, assuming a quorum is present, under the NASDAQ Standard, the Bylaws Standard or the Disinterested Standard. If you vote to abstain, it will have the same effect as a vote against the CEO Performance Award under the Bylaws Standard, but will have no effect on the CEO Performance Award under the NASDAQ Standard or the Disinterested Standard.

If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, it will have no effect on the CEO Performance Award under the NASDAQ Standard, the Bylaws Standard or the Disinterested Standard, assuming a quorum is present. If you instruct the organization to vote your shares to abstain from voting, it will have the same effect as a vote against the CEO Performance Award under the Bylaws Standard, but will have no effect on the NASDAQ Standard or the Disinterested Standard.

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PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “say on pay”):
RESOLVED, that the shareholders of Axon Enterprise, Inc. hereby approve the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.
Background on Proposal
In accordance with the requirements of Section14A of the Exchange Act and related SEC rules, shareholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.
As described in the Compensation Discussion and Analysis, our executive compensation program is designed to allow us to: attract and retain talent, link annual incentive compensation to our financial results produced during year, and link long term compensation in the form of stock awards to Company performance and enhancement of shareholder value. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2017, please refer to the Compensation Discussion and Analysis. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures), provide additional information about the compensation that we paid to our NEOs in 2017.
In addition, at our 2017 Annual Meeting of Shareholders, the shareholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a frequency vote is required to be held at least once every six years). In light of these results, the Company’s Board of Directors has decided to hold its future advisory votes on the compensation of named executive officers annually until the next frequency vote, which will be held on or before our 2023 Annual Meeting.
Effects of Advisory Vote
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
Overview and Summary; Consideration of Prior Year Say on Pay Vote
The Company believes in competitive compensation aligned with the values, objectives and financial performance of the Company. In 2017, 2016 and 2015, a significant amount of our executives’ potential total compensation was tied to performance. The Compensation Committee considers the performance criteria for the Company’s performance-based compensation challenging, but achievable. For the years 2017, 2016, and 2015 performance-based targets were achieved.
At the 2017 Annual Meeting of Shareholders (“2017 Annual Meeting”), we presented to shareholders, for advisory approval, the Company’s executive compensation (“Say on Pay”). Of the 28.9 million votes cast on the Say on Pay vote (including abstentions), 96% were favorable for our Say on Pay resolution. The Compensation Committee considered this a favorable outcome and believed it conveyed our shareholders' support of the Compensation Committee’s decisions and existing executive compensation programs. Consistent with this support, the Compensation Committee decided to retain the core design of our executive compensation programs going into the 2018 compensation year and retained the core design and continued to award the long-term incentives to further align with shareholder interests as well as to continue to attract, retain and appropriately incent senior management. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.
Unless marked to the contrary, proxies received will be voted FOR approval of the advisory vote on executive compensation.
The Board of Directors unanimously recommends a vote FOR approval of the resolution set forth above regarding the compensation of our named executive officers.

Vote Required
For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the compensation of our named executive officers will be approved if a majority of common stock entitled to vote present in person or by proxy at the Annual Meeting vote in favor of approval. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.

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PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2018. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.
Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our shareholders on our independent auditors.
If the shareholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.
If the appointment is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2018 will stand, unless the Audit Committee finds other good reason for making a change.
Audit and Non-Audit Fees
The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2017 and 2016.

	2017	2016
Audit fees	$1,215,364	$1,192,917
Audit-Related Fees	—	—
Tax Fees	—	460,661
All Other Fees	—	17,178
	$1,215,364	$1,670,756
Audit Fees: Consisted of fees billed for professional services rendered for the audit of Axon Enterprise, Inc.’s financial statements, fees billed related to Sarbanes-Oxley 404 review and services normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements and fees.
Audit-Related Fees: Audit-related fees related to professional services that are reasonably related to the performance of the audit or review of Axon's consolidated financial statements. No such services were rendered during the years ended December 31, 2017 or 2016.

Tax Fees: Consisted of fees billed principally for services provided in connection with worldwide tax consulting and planning services and research and development tax credit studies.

All Other Fees: All other fees related to services not included in the categories above, including services related to other regulatory reporting requirements.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

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Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

•
Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, services associated with SEC registration statements, periodic reports, SEC reviews and other documents filed with the SEC or other documents issued in connection with securities offerings.

•
Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

•
Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.
Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services
Except for the limited circumstances set forth below, the Audit Committee has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. In addition, any proposed engagement of the independent registered public accounting firm for services that are not pre-approved audit-related and tax consulting services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The Company’s CFO has the authority to engage the Company’s outside auditing and tax preparation firms for amounts less than $5,000. All of the audit–related fees, tax fees and all other fees in 2017 were approved by the Audit Committee.
Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.
The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2018.

Vote Required
For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, ratification of the appointment of the independent registered public accountants will be approved if a majority of common stock entitled to vote present in person or by proxy at the Annual Meeting vote in favor of ratification. Broker non-votes will have no impact on the outcome of this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.

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PROPOSAL NO. 5 - APPROVAL OF THE AXON ENTERPRISE, INC. 2018 STOCK INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the Axon Enterprise, Inc. 2018 Stock Incentive Plan (the "2018 Plan"), which was approved by the Board on March 29, 2018, subject to shareholder approval at this Annual Meeting. The full text of the 2018 Plan is attached to this proxy statement as Annex B.

General Information
On February 26, 2016, the Board adopted, subject to shareholder approval, the TASER International, Inc. 2016 Stock Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by the Company’s shareholders at the Company’s 2016 Annual Meeting. Since the 2016 Annual Meeting, the Company has been granting equity awards pursuant to the 2016 Plan.
Like the 2016 Plan, the 2018 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash. Some of the key differences between the 2018 Plan and the 2016 Plan include the following:

•
The total number of shares authorized for issuance under the 2018 Plan is 1,000,000, plus the plus the number of shares that were authorized but unissued under the 2016 Plan and all prior Company equity plans as of the date of shareholder approval (the "Effective Date") (1,154,395 as of December 31, 2017). Based on current grant practices, we believe the 2018 Plan will provide the Compensation Committee with sufficient shares for grants through approximately 2021.

•	Unless sooner terminated, the 2018 Plan carries a 10 year term and will expire on May 24, 2028.

•
The Tax Cuts and Jobs Act of 2017 significantly changed Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for tax years beginning after December 31, 2017, making certain provisions that have historically appeared in our equity plans superfluous. Although the 2018 Plan still allows the Compensation Committee to grant awards that vest based on the attainment of performance goals, the 2018 Plan generally does not include provisions that are no longer needed in light of the changes to Section 162(m) of the Code.

•
The 2018 Plan provides that, during any 12 month period, the sum of the total cash compensation paid and the aggregate grant date fair value of stock awarded under the 2018 Plan to any non-employee director over the 12 month period shall not exceed $500,000.

As of March 20, 2018, a total of 1,184,728 shares remained available for grant under the 2016 Plan. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the shareholders to approve the adoption of the 2018 Plan, resulting in an additional 1,000,000 shares available for grant for future equity incentive awards. Based on estimated usage, the Company believes the 2018 Plan will provide the Compensation Committee with sufficient shares for our equity compensation program until our 2021 Annual Meeting.

While adding the additional 1,000,000 shares to the 2018 Plan will increase the potential dilution to our current shareholders, we believe that our equity compensation plan is well-managed (as further described below). Since the 2016 Plan was approved by shareholders, our annual sales have grown from $268.2 million in 2016 to $343.8 million in 2017.

Historical Equity Award Data
The following table illustrates the Company's historical burn rate. Burn rate is calculated as (i) the number of stock options and time-based restricted stock units ("TBRSUs") granted, plus (ii) the number of performance-based restricted stock units ("PBRSUs") earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company's burn rate was as follows:

Fiscal Year	(a) Options Granted	(b) TBRSUs Granted	(c) PBRSUs Earned	(d) = (a) + (b) + (c) Total Granted/Earned	(e) Weighted Average Basic Common Shares Outstanding Granted/Earned	(d) ÷ (e) Burn Rate
2017	—	1,377,675	131,640	1,509,315	52,726,240	2.86%
2016	—	638,412	4,000	642,412	52,667,481	1.22%
2015	—	466,532	77,949	544,481	53,548,160	1.02%
					3-Year Average	1.70%

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In preparing the 2018 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans. In this regard, the 2018 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans: (i) prohibits the repricing of stock options and SARs without shareholder approval, (ii) prohibits the grant of stock options and SARs with discounted exercise prices, (iii) prohibits the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations; (iv) contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction; (v) includes, as a general rule, double-trigger vesting following a change in control; (vi) provides, as a general rule, that no portion of any award will vest prior to the 12-month anniversary of the grant date; (vii) impose a $500,000 limit on the total cash compensation paid and the aggregate grant date fair value of stock awarded to any non-employee director during any 12-month period; (viii) provides that no dividend equivalent may be awarded in connection with any option or SAR granted under the Plan and that no dividend equivalents will be paid on full value awards that vest based on the achievement of performance goals, unless and until the underlying award vests or is earned by satisfaction of the applicable performance goals.; (ix) does not include an “evergreen” or similar provision providing for automatic share replenishment; and (x) provides that every award issued under the 2018 Plan will be subject to potential clawback or recapture to the fullest extent called for by law or Company policy.

The following is a summary of the material terms of the 2018 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2018 Plan, which is attached to this proxy statement as Annex B.

Summary of Plan Features
Purpose
The Board believes that the 2018 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2018 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.
Administration
The 2018 Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent” director for purposes of the applicable NASDAQ Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2018 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2018 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2018 Plan, to the extent they are not inconsistent with the 2018 Plan.

Subject to the express provisions of the 2018 Plan, the Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the 2018 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price, exercise price, or base value, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s Chief Executive Officer to grant awards under the 2018 Plan to individuals who are not subject to Section 16 of the Exchange Act. The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2018 Plan and the listing requirements of NASDAQ. The 2018 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.

In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2018 Plan.
Stock Subject to 2018 Plan
The total number of shares of common stock reserved under the 2018 Plan is 1,000,000, plus the number of shares of Stock that were authorized but unissued under the 2016 Plan and all Prior Plans as of the Effective Date (1,154,395 as of December 31, 2017). Subject to the express provisions of the 2018 Plan, if any award granted under the 2018 Plan or any award outstanding under any Prior Plan after the Effective Date, terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2018 Plan. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock

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available for issuance pursuant to the 2018 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2018 Plan.
Individual Limitations on Awards
The maximum number of shares of common stock that may be granted to any one participant during any 12-month period with respect to one or more awards is 500,000. The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable accounting rules) of shares subject to awards granted to any one Participant who is a non-employee director during any one 12-month period shall not exceed $500,000.
As of March 26, 2018, the closing price of the Company’s stock on the NASDAQ was $38.72 per share.
Eligibility
All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2018 Plan.
Awards Available Under the 2018 Plan
The following types of awards may be granted pursuant to the 2018 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units.
Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2018 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2018 Plan will be at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase. No dividend equivalents may be awarded in connection with any option granted under the Plan.
Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2018 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date. No dividend equivalents may be awarded in connection with any SAR granted under the Plan.
Restricted Stock. The Compensation Committee may grant restricted stock under the 2018 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.
Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2018 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.
Stock Grant Awards. The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if

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any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Stock Unit Awards. The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Performance Shares. The Compensation Committee also may grant performance share awards under the 2018 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.
Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2018 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.
Performance Cash. The Compensation Committee may grant performance cash awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.
Restrictions
The Compensation Committee may impose such restrictions on any awards under the 2018 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.
Minimum Vesting Requirement
The 2018 imposes a minimum vesting requirement on awards such that no portion of any award shall vest prior to the 12-month anniversary of the grant date. This minimum vesting requirement does not apply to up to 5% of the total number of shares reserved for grant under the 2018 Plan.
Change in Control
In the event of a participant’s termination of employment without cause or good reason (as those terms are defined in the 2018 Plan), within 12 months following a change in control, all awards that are outstanding and unvested shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse as of the date of termination.
Non-transferability
Unless otherwise determined by the Compensation Committee, no award granted under the 2018 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.
Adjustment Provisions
If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2018 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee in its discretion may provide in substitution for any or all outstanding awards under the 2018 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Tax Code.

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Clawback
Every award granted under the 2018 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Amendment, Modification and Termination of 2018 Plan
Subject to the Board’s right to terminate, amend or modify the 2018 Plan at any time, the 2018 Plan will remain in effect until all awards issued under the 2018 Plan expire, terminate, are exercised or are paid in full in accordance with the 2018 Plan provisions and any award agreement. However, no award may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan is approved by the Company’s shareholders.
The Board has discretion to terminate, amend or modify the 2018 Plan. Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2018 Plan, law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee the authority to approve non-substantive amendments to the 2018 Plan. Except as otherwise provided in the 2018 Plan, neither the Board nor the Compensation Committee may do any of the following without shareholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2018 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of Awards available for grant under the 2018 Plan; or expand the class of individuals eligible to participate in the 2018 Plan.
Tax Withholding
The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2018 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.
Federal Income Tax Information
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2018 Plan based on federal income tax laws in effect on March 20, 2018. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.
Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.
A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.
If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation

Axon Enterprise, Inc. | 2018 Proxy Statement | 52

Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2018 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2018 Plan in such a manner.
Special Rules Applicable to Officers
In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.
Tax Consequences to the Company or Its Affiliates
To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code.
New Plan Benefits

The following table provides information with respect to benefits received by or allocated to the following individuals or groups under the proposal to adopt the 2018 Plan.

Axon Enterprise, Inc. 2018 Stock Incentive Plan
	Dollar Value	Number of Shares Underlying Awards Under the 2018 Plan
CEO and Other Individuals Named in Summery Compensation Table	*	Aggregate of 1,000,000 for all participants
Executive Officer Group	*	Aggregate of 1,000,000 for all participants
Non-Executive Officer Employee and Consultant Group	*	Aggregate of 1,000,000 for all participants
Non-Employee Director Group	*	Aggregate of 1,000,000 for all participants
* Benefits under the 2018 Plan will depend on the Compensation Committee's actions and the fair market value of the Company's common stock at various future dates. Consequently, it is not possible to determine the future benefit that will be received by 2018 Plan participants. In 2017, however, the following awards were made under the 2016 Plan.

Stock awards made during 2017 to CEO and Other Individuals Named in Summary Compensation Table:

Name and Position	Number of Grants	Number of Shares (1)	Grant Date Fair Value
Patrick W. Smith	4	138,745	$3,403,775
Chief Executive Officer
Luke S. Larson	4	115,187	2,849,986
President
Jawad A. Ahsan	4	103,717	2,400,024
Chief Financial Officer
Joshua M. Isner	4	61,780	1,525,007
Chief Revenue Officer
Douglas E. Klint	2	8,152	199,986
EVP, General Counsel
Marcus W.L. Womack	2	56,044	1,399,979
Former General Manager
Marie Masenga	1	1,509	39,989
Former Chief Financial Officer
(1) Includes performance share units at target award level.

Axon Enterprise, Inc. | 2018 Proxy Statement | 53

Name and Position	Number of Grants	Number of Shares	Grant Date Fair Value
Current executive officers as a group	21	485,134	11,818,745
All current non-employee directors as a group	9	47,609	1,162,234
All employees, including all current officers who are not executive officers as a group	610	1,190,487	29,384,021
Registration with the Securities and Exchange Commission

If the 2018 Stock Incentive Plan is approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of common stock that will be issuable under the 2018 Stock Incentive Plan.
Equity Compensation Plan Information

The following table provides details of our existing equity compensation plans at December 31, 2017:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,152,315	$4.99	1,154,395
Equity compensation plans not approved by security holders	—		—
Total	3,152,315	$—	1,154,395

(1) The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs which have no exercise price.

Unless marked to the contrary, proxies received will be voted FOR the proposal to adopt the Axon Enterprise, Inc. 2018 Stock Incentive Plan.
The Board of Directors recommends that the shareholders vote FOR approving the adoption of the Axon Enterprise, Inc. 2018 Stock Incentive Plan.

Vote Required
For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the proposal to approve the 2018 Stock Incentive Plan requires the following votes of our shareholders:

(1) the affirmative vote of a majority of the total votes of shares of common stock cast in person or by proxy at the Annual Meeting, pursuant to the NASDAQ Stock Market Rules (the “NASDAQ Standard”), and

(2) the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal (the “Bylaws Standard”).

If you are the shareholder of record and you fail to vote, it will have no effect on the 2018 Stock Incentive Plan, assuming a quorum is present, under the NASDAQ Standard or the Bylaws Standard, assuming a quorum is present. If you vote to abstain, it will have the same effect as a vote against the 2018 Stock Incentive Plan under the Bylaws Standard, but will have no effect on the 2018 Stock Incentive Plan under the NASDAQ Standard.

If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, it will have no effect on the CEO Performance Award under the NASDAQ Standard or the Bylaws Standard, assuming a quorum is present. If you instruct the organization to vote your shares to abstain from voting, it will have the same effect as a vote against the CEO Performance Award under the Bylaws Standard, but will have no effect on the NASDAQ Standard.

Axon Enterprise, Inc. | 2018 Proxy Statement | 54

PROPOSAL NO. 6 - SHAREHOLDER PROPOSAL - ELECT EACH DIRECTOR ANNUALLY

Axon has been advised that Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who has indicated he is a beneficial owner of at least $2,000 in market value of Axon's common stock, intends to submit the following proposal at the Annual Meeting:

RESOLVED: Axon Enterprise, Inc. (AAXN) shareholders ask that our Board take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year and to complete this transition within one-year.

Supporting Statement: Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

In 2010 over 70% of S&P 500 companies had annual election of directors. Now that number stands at 89%. Most (65%) mid-caps have also declassified their boards. It is time for to join the 21st century. Shareholder resolutions on this topic won 81% support at Kite Pharma, 63% at Netflix, 83% at new Media Investment, 71% at Citizens First, and 87% at Sevcon.

According to Equilar: "A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve. Moreover, a fraternal atmosphere may form from a staggered board that favors the interests of management above those of shareholders. Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seat. Notably, proxy advisory firms ISS and Glass Lewis both support declassified structures."

This proposal should also be evaluated in the context of the Company's overall corporate governance: Shareholders do not elect directors by a majority vote, cannot call special meetings unless 50+% agree, and must meet high supermajority requirements to take various actions. The combined effect is to reduct board accountability to shareholders.

Please vote for: Elect Each Director Annually - Proposal No. 6

Statement in Opposition to Proposal No. 6

The Board of Directors recommends a vote AGAINST the shareholder proposal requesting that we take necessary steps to elect each director annually.

The Board of Directors does not believe that declassifying our Board of Directors is in the best interest of the Company and its shareholders for the following reasons:

Independence, Stability, Continuity and Experience

The Board of Directors is divided into three classes, with each class serving a staggered three-year term. The longer term enhances the independence of the Board of Directors and encourages the directors to make decisions in the long-term interest of our company and our shareholders, reducing the potential influence of certain investors and special interest groups with short-term agendas that may be harmful to the Company and its shareholders in the long-term.

The classified board structure also creates stability and continuity on the Board of Directors and ensures that, at any given time, the Board of Directors is comprised of experienced directors who are intimately familiar with our business, strategic goals, history and culture. We believe our current three-year terms are tailored to enable our existing and future directors to develop substantive knowledge about our specific operations and goals, which better positions them to make long-term strategic decisions that are in the best interest of our shareholders. If the Board were declassified, it could be wholly replaced by directors unfamiliar with our history and strategies. Our classified board structure allows for orderly change, with new directors with fresh perspectives benefiting from interaction with experienced directors.

A classified board structure also assists us in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand our operations, strategies and competitive environment. We believe that agreeing to serve a three-year term demonstrates a nominee’s commitment to us over the long-term.

Protects Shareholder Value

The classified board structure protects the Company and our shareholders against a hostile purchaser replacing a majority of our directors with its own nominees at a single Annual Meeting of Shareholders, thereby gaining control of the Company without paying fair market value to our shareholders. A classified board would not preclude a takeover, but rather would encourage potential acquirers to initiate arms-length negotiations with seasoned directors and would provide our Board of Directors with the time and

Axon Enterprise, Inc. | 2018 Proxy Statement | 55

flexibility necessary to evaluate the adequacy and fairness of a proposed offer, consider alternative methods of maximizing shareholder value, protect shareholders against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all shareholders.

Declassification of our Board of Directors would undercut these benefits and could make us a target for unsolicited hostile overtures from investor groups focusing on short-term financial gains. In particular, in recent years, hedge funds and other activist investors have increasingly used the threat of a proxy fight to pressure boards to take actions that produce short-term gains at the expense of strategies designed to achieve meaningful long-term shareholder value. We believe classified board structures have been shown to be an effective means of protecting long-term shareholder interests against these types of abusive tactics.

Accountability

All directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner that they believe to be in the best interests of our company and all of our shareholders. Accountability depends on the selection of experienced and committed individuals, not on whether they serve terms of one year or three years. As a result, the classified board structure maintains the same level of accountability as with annual elections of directors.

Prevalence

We believe the prevalence of classified boards is much higher in companies with a market capitalization similar to ours than in larger companies. Our Board of Directors believes that maintaining our classified Board of Directors not only provides the benefits described above, but is consistent with the governance approach adopted by similar companies.

Our shareholders should be aware that this proposal is simply a request that our Board of Directors take the necessary steps to elect directors annually. Declassification of the Board of Directors requires an amendment to our certificate of incorporation, which must be adopted pursuant to the procedures set forth therein. A vote in favor of this proposal, therefore, would constitute a recommendation that the Board of Directors initiate this amendment process. For all the reasons stated above, however, the Board does not believe that such an amendment is in your best interests.

After careful consideration, our Board of Directors has determined that continuation of our classified board structure is appropriate and in the best long-term interests of our company and our shareholders.

The Board of Directors recommends a vote AGAINST the approval of Proposal No. 6.

Vote Required
For Proposal No. 6, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Broker non-votes will have no impact on this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.

Axon Enterprise, Inc. | 2018 Proxy Statement | 56

OTHER MATTERS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to possible future market prices, market capitalization levels for Axon common stock and Axon's results of operations, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the management of Axon and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Axon’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which accompanies this proxy statement.

Axon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. In the event that Axon does update any forward-looking statement, no inference should be made that Axon will make additional updates with respect to that statement, related matters or any other forward-looking statements.
SHAREHOLDER PROPOSALS
To be eligible for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 14, 2018 by the Corporate Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
Shareholders may bring business before an annual meeting of shareholders that is not submitted for inclusion in the Company's proxy materials (including the nomination of any person to be elected as a director) only if the shareholder proceeds in compliance with the Company’s bylaws. For business to be properly brought before an annual meeting of shareholders by a shareholder that is not submitted for inclusion in the Company's proxy materials (including the nomination of any person to be elected as a director), notice of the proposed business must be given to the Corporate Secretary of the Company in writing no later than 60 days before the annual meeting of shareholders or (if later) ten days after the first public notice of the meeting is sent to shareholders.
The notice to the Company’s Corporate Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the shareholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of common stock of the Company directly or beneficially owned by the shareholder; (c) any interest of the shareholder in the proposed business; (d) the name or names of each person nominated by the shareholder to be elected or re-elected as a director, if any; and (e) with respect to any such director nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of common stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Exchange Act or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

Axon Enterprise, Inc. | 2018 Proxy Statement | 57

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and Annual Report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (480) 515-6330, requesting such copies. If a shareholder is receiving multiple copies of the proxy statement and Annual Report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is available to shareholders without charge upon request to: Investor Relations, Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2018
The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2017 Annual Report and this proxy statement, are available over the Internet by accessing the investor relations page of the Company’s website at http://investor.axon.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Executive Vice President
General Counsel and Corporate Secretary
April 13, 2018

Axon Enterprise, Inc. | 2018 Proxy Statement | 58

ANNEX A

AXON ENTERPRISE, INC.

NOTICE OF GRANT OF PERFORMANCE NON-QUALIFIED STOCK OPTIONS

This Performance Stock Option Agreement consists of this Notice of Grant of Performance Non-Qualified Stock Options (the “Grant Notice”) and the attached Performance Non-Qualified Stock Option Award Agreement. The Performance Non-Qualified Stock Option Agreement sets forth the specific terms and conditions governing this grant of Performance Non-Qualified Stock Options. Capitalized terms used in this Grant Notice but not otherwise defined herein, shall have the meanings ascribed to them in the attached Performance Non-Qualified Stock Option Award Agreement.

Name of Optionee:	Patrick W. Smith
Total No. of shares of Stock subject to the Option:	6,365,856
Date of Grant:	February 26, 2018
Expiration Date:	February 26, 2028
Exercise Price:	$28.58, which reflects the closing price for a share of Stock as of the last trading day immediately preceding the Date of Grant.
Vesting Schedule:
Subject to the attached Award Agreement and the Optionee’s continued employment as the Company’s Chief Executive Officer or Executive Chairman and Chief Product Officer or equivalent, the shares of Stock subject to the Option shall vest and become exercisable in twelve (12) substantially equal installments if, and only if, the Compensation Committee determines that the Market Capitalization Goals and Operational Goals set forth in Schedule A have been attained.

Contingent Award:
This Option is subject to stockholder approval at the Axon Enterprise, Inc. 2018 Annual Meeting. If the stockholders do not approve this Option at the 2018 Annual Meeting, this Grant Notice and the attached Award Agreement shall be void and shall have no further force or effect.

by executing this performance NON-QUALIFIED stock option AGREEMENT, THE optionee acknowledges that he has read and understands the provisions of this grant NOTICE and the ATTACHED AWARD AGREEMENT, and agrees that this grant NOTICE AND award agreement shall govern the terms and conditions of thIS AWARD.
[intentionally blank; signature page follows]

Axon Enterprise, Inc. | 2018 Proxy Statement | A - 1

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Performance Non-Qualified Stock Option Agreement, and this Performance Non-Qualified Stock Option Agreement shall be effective as of the Date of Grant set forth above.

AXON ENTERPRISE, INC. By:_/s/ Hadi Partovi__ _______________ Print Name: Hadi Partovi ______ _________________ Its:_Chairman of the Compensation Committee _	OPTIONEE _/s/ Patrick W. Smith______________________ Signature __Patrick W. Smith________________________ Print Name

Axon Enterprise, Inc. | 2018 Proxy Statement | A - 2

Schedule A - Vesting
Subject to the Optionee’s continued employment as the Company’s Chief Executive Officer, or Executive Chairman and Chief Product Officer or equivalent,For this purpose, the Compensation Committee shall determine whether a role is equivalent to the Executive Chairman and Chief Product Officer role (which roles shall collectively be referred to herein as “Chief Executive Officer”) the Option shall vest and become exercisable in twelve (12) substantially equal installments (each a “Tranche”) if, and only if, the Compensation Committee determines that the Market Capitalization Goals and Operational Goals set forth in the Charts 1 and 2 below have been attained.

More specifically, each Tranche shall vest upon: (i) attainment of the Market Capitalization Goal set forth next to the applicable Tranche in Chart 1 below; and (b) the attainment of the required number of Operational Goals specified in Chart 2 below, other than an Operational Goal (or Goals) that counted towards the vesting of a prior Tranche (i.e., any single Operational Goal may only count toward the attainment of the Operational Goal vesting requirements of one Tranche). With respect to each of the Goals that are required to vest any particular Tranche, the Compensation Committee may determine that Goals have been attained on different dates and in such case, the vesting date for that particular Tranche will be later of the two dates. The Compensation Committee will, in good faith, periodically evaluate whether a particular Tranche has vested based on the attainment of the Market Capitalization and Operational Goal(s).

Except as set forth in the next sentence, to vest in a particular Tranche, the Optionee must be the Company’s Chief Executive Officer on the date the Compensation Committee determines that the applicable Market Capitalization Goal and Operational Goal(s) have been attained. If the Optionee ceases to be employed as Chief Executive Officer for any reason, then promptly following such cessation, the Compensation Committee will evaluate whether any Market Capitalization Goals or Operational Goals have been satisfied as of the Optionee’s last day of employment as Chief Executive Officer.

Schedule A - Vesting (Continued)

Chart 1 - Market Capitalization Goals(2)

Tranche #		Vesting Requirements(3)
	Number of Shares Subject to Option	Twelve Separate Market Capitalization Goals (4)	Operational Goals
1	530,488	$2,500,000,000	Attainment of any 1 of the 16 Goals listed in Chart 2
2	530,488	3,500,000,000	Attainment of any 2 of the 16 Goals listed in Chart 2
3	530,488	4,500,000,000	Attainment of any 3 of the 16 Goals listed in Chart 2
4	530,488	5,500,000,000	Attainment of any 4 of the 16 Goals listed in Chart 2
5	530,488	6,500,000,000	Attainment of any 5 of the 16 Goals listed in Chart 2
6	530,488	7,500,000,000	Attainment of any 6 of the 16 Goals listed in Chart 2
7	530,488	8,500,000,000	Attainment of any 7 of the 16 Goals listed in Chart 2
8	530,488	9,500,000,000	Attainment of any 8 of the 16 Goals listed in Chart 2
9	530,488	10,500,000,000	Attainment of any 9 of the 16 Goals listed in Chart 2
10	530,488	11,500,000,000	Attainment of any 10 of the 16 Goals listed in Chart 2
11	530,488	12,500,000,000	Attainment of any 11 of the 16 Goals listed in Chart 2
12	530,488	13,500,000,000	Attainment of any 12 of the 16 Goals listed in Chart 2
Total:	6,365,856
(2) The Market Capitalization Goals are subject to adjustment as described in Schedule B.
(3) More than one Tranche may vest upon the attainment of the Goals if the requisite Market Capitalization Goal and Operational Goals for each Tranche have been attained. For example, assume that none of the Tranches has vested and Market Capitalization is $3,800,000,000 and, at that time, 2 of the 16 Operational Goals have been attained. If the Optionee is the Company’s Chief Executive Officer on such date, the shares subject to Tranches 1 and 2 will become vested and exercisable.
(4)With respect to each Tranche, the Market Capitalization Goal will be met if, and only if, the Six-Month Market Capitalization and Thirty-day Market Capitalization equal or exceed the Market Capitalization Goal set forth next to each Tranche.

Axon Enterprise, Inc. | 2018 Proxy Statement | A - 3

Schedule A - Vesting (Continued)

Chart 2 - Operational Goals (5)

Operational Goals(6)
Eight Separate Revenue Goals	Eight Separate Adjusted EBITDA-Goals
Goal #1, $700,000,000	Goal #9, $125,000,000
Goal #2, $850,000,000	Goal #10, $155,000,000
Goal #3, $1,000,000,000	Goal #11, $175,000,000
Goal #4, $1,200,000,000	Goal #12, $190,000,000
Goal #5, $1,400,000,000	Goal #13, $200,000,000
Goal #6, $1,600,000,000	Goal #14, $210,000,000
Goal #7, $1,800,000,000	Goal #15, $220,000,000
Goal #8, $2,000,000,000	Goal #16, $230,000,000
(5) The Operational Goals are subject to adjustment as described in Schedule B.
(6)As set forth in Chart 1, only 12 of the 16 Operational Goals need to be paired with the Market Capitalization Goals to achieve full vesting. The attainment of more than 12 Operational Goals will not result in any additional or enhanced vesting of the Option.

Schedule B - Adjustment of Market Capitalization and Operational Goals for Certain Acquisitions and Spin-Offs
Adjustments for Acquisitions

•
Any Market Capitalization Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity, in each case with a transaction value in excess of $50,000,000, shall be increased by a dollar amount equal to the value of such transaction.

•
Any Revenue Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity, in each case with Target Revenue in excess of $10,000,000, shall be increased by a dollar amount equal to the Target Revenue.

•
Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity, in each case with Target EBITDA in excess of $5,000,000, shall be increased by a dollar amount equal to the Target EBITDA.

Adjustments for Spin-Offs

•
Any Market Capitalization Goals that have not been attained as of the date of the closing of a Company split-up, spin-off or divesture, in each case with a transaction value in excess of $50,000,000, shall be decreased by a dollar amount equal to the value of such transaction.

•
Any Revenue Goals that have not been attained as of the date of the closing of a Company split-up, spin-off or divesture involving Spin-Off Revenue in excess of $10,000,000, shall be decreased by a dollar amount equal to the Spin-Off Revenue.

•
Any Adjusted EBITDA Goals that have not been attained as of the date of the closing of a Company split-up, spin-off or divesture involving Spin-Off EBITDA in excess of $5,000,000, shall be decreased by the dollar amount equal to the Spin-Off EBITDA.

Axon Enterprise, Inc. | 2018 Proxy Statement | A - 4

PERFORMANCE NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Performance Non-Qualified Stock Option Award Agreement (this “Agreement”) is between Axon Enterprise, Inc., a Delaware Corporation, (the “Company”) and the individual (the “Optionee”) identified in the Notice of Grant of Performance Non-Qualified Stock Options (the “Grant Notice”), and is effective as of the date of grant referenced in the Grant Notice (the “Date of Grant”). This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Non-Qualified Stock Option Agreement” referenced in the Grant Notice.

RECITALS
A.The Company recognizes that the Optionee’s services are uniquely valuable to the Company.
B.In recognition of such services and to fully align the Optionee’s interests with those of the Company’s stockholders, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) desires to approve this grant of non-qualified stock options.
C.This grant of non-qualified stock options is subject to stockholder approval at the Company’s 2018 Annual Meeting. If such stockholder approval is not obtained, this Agreement and the non-qualified stock options granted hereunder shall be void and have no further force or effect.
D.In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

AGREEMENT
1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)“Acquired Shares” means the shares of Stock, if any, acquired upon the exercise of the Option.
(b)“Adjusted EBITDA” means the Company’s net (loss) income attributable to common stockholders before interest expense, (benefit) provision for income taxes, depreciation and amortization, and stock based compensation, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous 4 consecutive fiscal quarters of the Company.
(c)“Board” means the Company’s Board of Directors, as constituted from time to time.
(d)“Cause” means, for purposes of termination of the Optionee’s employment, any of the following: (i) the Optionee’s commission of fraud, misrepresentation, theft or embezzlement of Company assets; (ii) the Optionee’s violations of law or of Company policies material to the performance of the Optionee’s duties; (iii) the Optionee’s repeated insubordination or failure to comply with any valid and legal directive of the Board; (iv) the Optionee’s engagement in dishonesty, illegal conduct, or misconduct, which is, in each case, injurious to the Company or its affiliates; (v) the Optionee’s conviction of, or plea of guilty or nolo contendere to a crime that constitutes either a felony or a misdemeanor involving embezzlement, misappropriation, moral turpitude or fraud, if such crime materially impairs the Optionee's ability to perform services for the Company or results in harm to the Company or its affiliates; (vi) the Optionee’s material breach of the provisions of this Agreement, including specifically, without limitation, the restrictive covenant obligations described in Sections 21, 22, and 23 of this Agreement; or (vii) the repeated failure of the Optionee to perform his duties after written notice of such failure from the Board (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, in the event of any proposed termination for Cause related to the Optionee’s poor performance, the Optionee’s termination shall be effective upon the expiration of a 30 day cure period following written notice by the Board and a lack of adequate corrective action having been undertaken by the Optionee to the reasonable satisfaction of the Board, in its sole discretion, during such 30 day cure period.
(e)“Change of Control” means any of the following: (i) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions; (ii) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or (iii) individuals who constitute the Board as of the Date of Grant cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Date of Grant (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause, considered as though such person were a member of the Board as of the Date of Grant. For sake of clarity, a “Change of Control” will not be deemed to have occurred for purposes of this Agreement until the transaction (or services of transactions) that would otherwise be considered a “Change of Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Agreement.

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(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
(g)“Confidential information” means and includes but not limited to: (i) matters of a technical nature such as materials, models, devices, products, trade secret processes, techniques, data, formulas, inventions (whether or not patentable), specifications and characteristics of products and services planned or being developed; (ii) research subjects, methods and results; (iii) matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers, customers, product plans and marketing plans or strategies; (iv) recorded communication; or (v) other information of a similar nature that is not generally disclosed to the public.
(h)“Daily Market Capitalization” means, as of any trading date, the product of: (i) the total number of shares of Stock outstanding as of the close of such trading day, as reported by the Company’s transfer agent, and (ii) the closing price for the Stock as reported on the NASDAQ Stock Market (or such other exchange on which the Stock is then traded) for that trading day.
(i)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
(j)“Expiration Date” shall have the meaning ascribed to it in Section 7, below.
(k)“Family Member” means the Optionee’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust in which these persons (or the Optionee) have more than 50% of the beneficial interest.
(l)“Good Reason” means, for purposes of termination of the Optionee’s employment, a material reduction of the Optionee’s duties, authority or responsibilities, in effect immediately prior to such reduction; provided, however, that changes by the Board to the Optionee’s specific job duties or reporting relationships which do not materially diminish the Optionee’s authority and responsibilities shall not constitute Good Reason. Notwithstanding the foregoing, no termination by the Optionee shall constitute a termination for Good Reason unless: (i) the Optionee gives the Company notice of the existence of the condition constituting Good Reason within 30 days following the initial occurrence thereof; (ii) the Company does not remedy or cure the Good Reason condition within 30 days of receiving such notice described in (ii); and (iii) the Optionee terminates his employment within 30 days following the end of the cure period described in (ii).
(m)“Inventions” means discoveries, improvements and ideas (whether or not in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable which: (i) relate directly to the business of Company, or to Company’s actual or demonstrably anticipated research or development; (ii) result from any work performed by the Optionee for Company; (iii) equipment, supplies, facilities or trade secret information of Company is utilized; or (iv) were conceived or developed during the time the Optionee was employed by the Company.
(n)“Market Capitalization” means either the Six-Month Market Capitalization and the Thirty-Day Market Capitalization, both of which must be above the given targets for a Market Capitalization goal to be deemed met.
(o)“Option” shall have the meaning ascribed to it in Section 2, below.
(p)“Revenue” means the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous 4 consecutive fiscal quarters of the Company.
(q)“SEC” means the U.S. Securities and Exchange Commission.
(r)“Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.
(s)“Six-Month Market Capitalization” means: (i) the sum of the Daily Market Capitalization of the Company for each trading day during the 6 calendar month period immediately prior to any selected date for evaluating whether a particular Market Capitalization Goal has been attained, divided by (ii) the number of trading days during such period.
(t)“Stock” means the common stock of the Company.
(u)“Spin-Off EBITDA” means the cumulative adjusted EBITDA (net (loss) income attributable to common stockholders before interest expense, (benefit) provision for income taxes, depreciation and amortization, and stock based compensation) of the spun off entity for the 4 consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, but only to the extent that such cumulative value is greater than $0, provided that if the spun off entity does not have 4 fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee
(v)“Spin-Off Revenue” means the cumulative revenue of the spun off entity for the 4 consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, provided that if the spun off entity does not have 4 fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(w)“Target EBITDA” means the cumulative adjusted EBITDA (net (loss) income attributable to common stockholders before interest expense, (benefit) provision for income taxes, depreciation and amortization, and stock based

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compensation) of the relevant target company (or, to the extent applicable, any predecessor to relevant target entity) for the 4 consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, but only to the extent that such cumulative value is greater than $0, provided that if the relevant target entity does not have 4 fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(x)“Target Revenue” means the cumulative revenue of the relevant target company (or, to the extent applicable, any predecessor to relevant target entity) for the 4 consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, provided that if the relevant target entity does not have 4 fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(y)“Thirty Day Market Capitalization” means: (i) the sum of the Daily Market Capitalization of the Company for each trading day during the 30 calendar day period immediately prior to any selected date for evaluating whether a particular Market Capitalization Goal has been attained, divided by (ii) the number of trading days during such period.
2.Grant of Option. Subject to the terms of this Agreement, the Company grants to the Optionee the right and option to purchase from the Company all or any part of the aggregate number of shares of Stock specified in the Grant Notice (“Option”). The Option granted under this Agreement is not intended to be an “Incentive Stock Option” under Section 422 of the Code.
3.Exercise Price. The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice.
4.Vesting of Option.
(a)General. Subject to the Optionee’s continued employment as the Company’s Chief Executive Officer, the Option shall vest and become exercisable according to the vesting terms and conditions set forth in the Grant Notice and Exhibit A.
(b)Change of Control. Notwithstanding the foregoing or anything in Exhibit A to the contrary, if the Optionee is employed as the Company’s Chief Executive Officer on the date of the closing of a transaction or series of transactions that results in a Change of Control, the Operational Goals and Six-Month and Thirty Day Market Capitalization Goals will be disregarded for purposes of determining whether any unvested Tranches will vest in connection with such Change of Control. Instead, whether any unvested Tranches vest will depend on the Company’s attainment of the Market Capitalization Goal set forth next to the applicable Tranche in Chart 1 above, except Market Capitalization will be calculated as the product of: (i) the total number of shares of Stock outstanding immediately prior to the closing of a transaction or series of transactions that results in a Change of Control; and (ii) the greater of (1) the most recent closing price of the Stock immediately prior to the closing of the Change of Control, or (2) the per share Stock price (plus the per share value of any other consideration) received by the Company’s stockholders in connection with the Change of Control (with such amount determined in good faith by the Compensation Committee in its sole discretion). In addition, to any Tranches that vest as a result of the preceding provisions of this Section 4(b), the vesting of the Option shall accelerate and be deemed earned by one additional Tranche.(7)
(c)Termination Without Cause or for Good Reason. Notwithstanding the foregoing or anything in Exhibit A to the contrary, if the Optionee’s employment is terminated by the Company without Cause or if the Optionee terminates his employment for Good Reason, and if the Optionee signs (and does not revoke) a release of claims in form and substance satisfactory to the Company, the Operational Goals will be disregarded for purposes of determining whether any unvested Tranches will vest in connection with such termination of employment. Instead, whether any Tranches vest will depend on the Company’s attainment of the Market Capitalization Goal set forth next to the applicable Tranche in Chart 1 above. In addition to any Tranches that vest due to attainment of the associated Market Capitalization Goal, the next unattained Tranche will partially vest, on a prorated basis, by comparing the Six-Month Market Capitalization to the Market Capitalization Goal.
(d)Leave of Absence. Unless otherwise determined by the Compensation Committee, vesting of the Option shall be suspended during any period of time on which the Optionee is on unpaid leave of absence.
5.Exercise of Option. This Option may be exercised in whole or in part at any time after it vests in accordance with Section 4 and before the Option expires by delivery of a written notice of exercise (under Section 6 below) and payment of the exercise price. The exercise price may be paid in cash or such other method permitted by the Compensation Committee, in its sole discretion, in compliance with applicable federal or state securities laws, regulations, or rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded) including, without limitation, a broker-assisted “cashless exercise” arrangement or cashless net-issuance arrangement, and communicated to the Optionee before the date the Optionee exercises the Option.

(7) For example, if the Optionee is employed as the Chief Executive Officer on the date of the closing of a Change of Control and no Tranches have vested as of such date, the shares subject to Tranche 1 will become immediately vested and exercisable in connection with the closing. As a separate example, if the Optionee is employed as the Chief Executive Officer on the date of the closing of a Change of Control and it is determined that Tranche 1 and Tranche 2 will vest after giving effect to the first two sentences of Section 4(b), the shares subject to Tranche 3 will also become vested and exercisable in connection with the closing irrespective of whether the Market Capitalization Goal set forth next to Tranche 3 in Chart 1 has been attained.

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6.Method of Exercising Option. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company. The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.
7.Term of Option. The Option granted under this Agreement expires, unless sooner terminated, on the 10 year anniversary of the Date of Grant, through and including the normal close of business of the Company on such date (the “Expiration Date”).
8.Termination of Employment. If the Optionee’s employment with the Company terminates for any reason, the Option shall lapse (to the extent not exercised) on the earlier of: (i) the Expiration Date; or (ii) the one year anniversary of the date of the termination of employment. The Option may be exercised following a termination of employment only if the Option was exercisable by the Optionee immediately prior to his termination of employment. For the avoidance of doubt, if the Optionee ceases to serve as the Chief Executive Officer of the Company but continues his employment, the Option shall cease to vest and the Option (to the extent vested) shall remain outstanding until the earlier of: (i) the Expiration Date; or (ii) the one year anniversary of the date of the termination of employment. In no event shall the Option be exercisable after the Expiration Date.
9.Withholding; Tax Advice. The Company shall have the power to withhold, or require the Optionee to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, or local taxes required to be withheld with respect to the exercise of the Option, provided, that, the amount of withholding will reflect the required minimum amount necessary to satisfy taxes if withholding at the minimum amount is necessary to avoid adverse accounting consequences. To the extent that alternative methods of withholding are available under applicable law, the Compensation Committee shall have the power to choose among such methods including, without limitation, by: (i) using already owned shares of Stock; (ii) a broker-assisted “cashless” transaction; (iii) directing the Company to apply shares of Stock to which the Optionee is otherwise entitled to satisfy the required withholding amount; (iv) certified personal check or other cash equivalent acceptable to the Company; or (v) cashless net-issuance arrangement. By signing this Agreement, the Optionee acknowledges that neither the Company nor any of its representatives has provided the Optionee any tax-related advice with respect to the matters covered by this Agreement. The Optionee understands and acknowledges that the Optionee is solely responsible for obtaining his own tax advice with respect to the matters covered by this Agreement.
10.Nontransferability of Options; Post-Holding Exercise Period Applicable to Acquired Shares. The Options granted by this Agreement shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as permitted by the Compensation Committee. Except as permitted as part of a cashless exercise or cashless withholding arrangement described in Sections 6 and 9, or in connection with termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason, or in connection with a transaction or series of transactions that results in a Change of Control, during the Optionee’s lifetime, the Optionee shall not sell, transfer, pledge, assign, or otherwise alienate or hypothecate, any Acquired Shares prior to the date that is 2.5 years after the exercise of such Acquired Shares. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion and in compliance with applicable federal or state securities laws, regulations, or rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded), permit the transfer of the Option or any Acquired Shares to a Family Member, trust or partnership, or to a charitable organization (including, without limitation, law enforcement based charitable organizations), in each case for estate planning purposes, provided that no value or consideration is received by the Optionee with respect to such transfer.
11.No Right to Continued Employment. This Agreement shall not be construed to confer upon the Optionee any right to continue employment with the Company (or continue employment as the Company’s Chief Executive Officer) and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Optionee’s employment at any time for any reason.
12.Administration by Compensation Committee. This Agreement shall at all times be administered by the Compensation Committee. The Compensation Committee shall have the sole and complete discretion with respect to all matters under this Agreement and decisions of the Compensation Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company. Each member of the Compensation Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act in connection with the administration of this Agreement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.
13.Adjustments. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, there shall be made, in order to prevent the dilution or enlargement of the Optionee’s rights, a proportionate adjustment in the number of shares of Stock subject to the Option, the class of shares of Stock subject to the Option, the exercise price of the Option, and

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any other terms of the Option that the Compensation Committee determines, in good faith, are affected by the event. Any action taken pursuant to this Section 13 shall be taken in a manner consistent with the requirements of Section 409A of the Code.
14.Compliance with Securities and Applicable Laws.
(a)General. Notwithstanding anything in the Grant Notice or this Agreement to the contrary, the Company shall not be required to deliver any Acquired Shares or issue or deliver any related certificates evidencing shares of Stock, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws, regulations, or rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded). All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with applicable law and the rules and regulations and the rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded). The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that the Optionee make such reasonable covenants, agreements, and representations as the Company, or its counsel, deem advisable in order to comply with any such laws, regulations, or requirements.
(b)Further Limits on Disposition. The Optionee understands and acknowledges that the Option and the shares of Stock subject to the Option are not registered under the Securities Act or any applicable state securities laws and may not be sold, assigned, transferred, or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement. The Optionee agrees to make no sale, assignment, transfer or other disposition of all or any portion of the Option or any Acquired Shares unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or the Optionee has obtained an opinion of counsel satisfactory to the Company that such disposition does not require registration under the Securities Act. The Company may request a copy of any such opinion and, upon such request, the Optionee shall promptly provide such copy to the Company. The Company shall not be required to permit the Optionee’s proposed assignment, transfer or other disposition unless such opinion is satisfactory (in form and substance) to the Company, as determined by the Company in its sole discretion.
15.No Stockholder Rights. The Optionee will have no voting rights or any other rights as a stockholder of the Company with respect to the Option unless and until shares of Stock are in fact issued to the Optionee in connection with this exercise of the Option.
16.Governing Law; Forum Selection. The place of administration of this Agreement shall be conclusively deemed to be within the State of Arizona and the validity, construction, rights, obligations, remedies and performance of this Agreement shall be governed by the laws of the State of Arizona. The parties agree that any action or proceeding initiated to enforce this Agreement shall be brought solely in the State of Arizona. Any dispute involving or affecting this Agreement shall be determined and resolved by binding arbitration in the County of Maricopa, State of Arizona, in accordance with the Rules of the American Arbitration Association then in effect, and with applicable law. BY SIGNING THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. Both parties will bear their own costs, attorneys’ fees and other expenses incurred in connection with the preparation and/or review of this Agreement. Should the Optionee or the Company employ an attorney to enforce any of the provisions of this Agreement, or to recover damages for the breach of any terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, damages and expenses, including attorneys’ fees incurred or expended in connection therewith. The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default, judgment, or otherwise.
17.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under this Agreement.
18.Amendment; No Repricing. This Agreement may be amended only by a written agreement executed by the Company and the Optionee. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Compensation Committee. The Company may not, without the approval of the stockholders: (i) reduce, reprice or take any other action relative to the Option that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any other exchange on which the Stock is then traded); (ii) cancel the Option in exchange for cash or in exchange for any other option or other equity security with an exercise price that is less than the exercise price of the Option; or (iii) extend the exercise period of the Option beyond 10 years from the Date of Grant.
19.Severability; Entire Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement and the Agreement shall be construed, enforced and interpreted as if such unenforceable provision had never been contained herein. This Agreement sets forth the entire agreement between the Optionee and the Company concerning the subject matter discussed in this Agreement and supersedes all prior agreements, promises, covenants, arrangements,

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communications, and representations or warranties, whether written or oral, by any officer, employee, or representative of the Company.
20.Clawback. This Option and the Acquired Shares, if any, are subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the SEC and the final listing standards to be adopted by the NASDAQ Stock Market (or such other exchange on which the Stock is then traded) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting this Option, the Optionee consents to the potential forfeiture or recovery of the Option and the Acquired Shares pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy, applicable law, or listing standard.
21.Restrictive Covenants.
(a)Confidential Information. The Optionee agrees to maintain the confidentiality of and not use, directly or indirectly, confidential and proprietary information of the Company. The Optionee represents that the Optionee will return all Company Confidential Information in the Optionee’s possession to the Company upon termination of his employment with the Company. The Optionee agrees that, following his termination of employment for any reason, he will not directly or indirectly, alone or as a partner, officer, director, or stockholder of any other firm or entity, use the Confidential Information to solicit or attempt to influence any client, customer or other person to direct its purchase of products or services away from the Company. The parties agree that this Agreement does not limit the Optionee’s ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice, to the government agencies. This confidentiality provision does not apply to communications necessary between Company management, its attorneys and auditors or members of its Board, Optionee’s immediate family members, attorneys, or legal and financial planners or tax preparers who are also bound by this confidentiality provision. Nothing in this Agreement shall prevent the Optionee from the disclosure of confidential Information or trade secrets that: (i) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that the Optionee files a lawsuit alleging retaliation by the Company for reporting a suspected violation of law, the Optionee may disclose Confidential Information or trade secrets related to the suspected violation of law or alleged retaliation to the Optionee’s attorney and use the Confidential Information or trade secrets in the court proceeding if the Optionee or the Optionee’s attorney: (i) files any document containing Confidential Information or trade secrets under seal; and (ii) does not disclose the Confidential Information or trade secrets, except pursuant to court order. The Company provides this notice in compliance with the Defend Trade Secrets Act of 2016. All information which the Optionee has a reasonable basis to consider Confidential Information or which is treated by the Company as being Confidential Information shall be presumed to be Confidential Information, whether originated by the Optionee, or by others, and without regard to the manner in which the Optionee obtains access to such information. The Optionee agrees that the Company shall have the right to notify any future or prospective employers, or individuals or entities with whom the Optionee may be entering into a contractual relationship, of the provisions of this Section 20 for purposes of ensuring that the Company’s interests are protected.
(b)Inventions. The Optionee agrees that all Inventions made, authored or conceived by the Optionee, either solely or jointly with others, during the Optionee’s employment with the Company, shall be the sole and exclusive property of the Company. The Optionee is hereby notified that this Section 21 does not apply to any Invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed initially on the Optionee’s own time and: (i) which does not relate: (1) directly to the business of the Company; or (2) to the Company’s actual or demonstrably anticipated research, development or products; or (ii) which does not result from any work performed by the Optionee for the Company.
(c)Covenant Not to Compete. The Optionee agrees that while employed by the Company and during the 24 month period following termination of the Optionee’s employment with the Company for any reason (the “Non-Compete Period”), he will not, directly or indirectly, own, control, manage, operate, or act for or on behalf of, assist in, engage in, have any financial interest in, or participate in any way, including as an owner, partner, employee, officer, agent, board member, consultant, advisor, volunteer, stockholder or investor in any entity, person, business or enterprise that is engaged in the design, manufacture, marketing, selling, importing, exporting, servicing or supporting of less lethal weapons, law enforcement cameras, digital evidence management, Record Management Systems, machine learning, artificial intelligence or any other technology or products that the Company is engaged in or is on the roadmap to enter over the Non-Compete Period at the time of termination of employment; or related professional services marketed, sold or provided to public safety customers in connection with the products mentioned above throughout the world (the “Axon Business”). The Optionee acknowledges that his continued employment with the Company and this Agreement are more than sufficient consideration for this covenant not to compete. The Optionee further acknowledges that the Company is engaged in marketing and selling its products throughout the world and that this covenant not to compete is necessary and reasonable to protect the Company and that the Company will suffer irreparable harm and other damages in the event of a breach of this provision. The Optionee acknowledges that his training and experience have prepared him for employment or other business opportunities to sell product and perform services for businesses other than those in the Axon Business.

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Accordingly, the Optionee acknowledges that the restrictions contained in this covenant not to compete will not unduly prevent him from obtaining employment or business opportunities other than in the Axon Business. The Optionee also acknowledges that the time, scope and the geographic area of this covenant not to compete are reasonable and necessary to protect the interests of the Company and the Axon Business.
(d)No Solicitation of Customers. The Optionee shall not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. It is not a breach of this subsection for Optionee to respond to an unsolicited inquiry from a Customer by informing that Customer that “I am subject to a contractual restriction and am unable to assist you,” or words of similar effect. For purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time while the Optionee was employed by the Company. The Optionee acknowledges and agrees that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.
(e)Covenant Not to Recruit and Hire. The Optionee shall not: (i) directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor shall the Optionee contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company; or (ii) solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any supplier, vendor or contractor who conducted business with the Company at any time during the 24 month period preceding the termination of the Optionee’s employment with the Company for any reason, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall the Optionee otherwise interfere with any business relationship between the Company and any such supplier, vendor or contractor.
(f)Covenant Not to Disparage. The Optionee agrees not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, including but not limited to any statements made via social media, on websites or blogs, that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of the Company, or any of its affiliates, its directors, officers, employees, or its products. The Optionee acknowledges and agrees that this prohibition extends to statements, written or verbal, made to anyone, including but not limited to, the news media, any member of the Board or advisory board, competitors, vendors, employees (past and present) and clients.
(g)Acknowledgments. The Optionee further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, his obligation neither to disclose nor to use Confidential Information other than for the Company’s exclusive benefit and his obligations not to compete and not to solicit employees is necessary to protect the Confidential Information and, consequently, to preserve the value and goodwill of the Company. The covenants set forth in this Section 21 are necessarily of a special, unique and extraordinary nature, and the loss arising from a breach thereof cannot reasonably and adequately be compensated by money damages, as such breach will cause the Company to suffer irreparable harm. Accordingly, in the event of any breach or threatened breach of any of the covenants set forth in this Section 21, the Company will be entitled to seek an injunctive or other extraordinary relief from a court of competent jurisdiction to restrain the violation or threatened violation of such covenants by the Optionee or any person acting for or with the Optionee in any capacity. The remedy set forth herein will be cumulative and not in limitation of any other available remedies available to the Company. The covenants contained in set forth in this Section 21 shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in which the Company sold products or services. In the event that the provisions of this Section 21 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the court does not exercise the power granted to it in the prior sentence, the Optionee and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
22.Cooperation. Optionee agrees that while employed by the Company and all times thereafter, to cooperate with the Company regarding any claims, litigation, or related matters involving Company, including providing truthful: (i) information by phone, email, or otherwise upon reasonable request; and (ii) testimony by deposition or in court as may be reasonably required, with Company paying reasonable compensation, travel and per diem expenses.
23.Return of Company Property. All computers, tablets, phones, equipment, records, files, records, lists (including computer generated lists), data, drawings, documents, equipment and similar items relating to the Company’s business that the Optionee generated or received from the Company remains the Company’s sole and exclusive property. The Optionee further represents that the Optionee has not copied or caused to be copied, printout, or caused to be printed out any documents or other material originating with or belonging to the Company. The Optionee agrees to promptly return to the Company all property of the Company in Optionee’s possession upon termination of his employment with the Company, for any reason, including all Company documents, equipment, or other materials.
24.Termination of Employment Agreement. If the stockholders approve this Option at the Company’s 2018 Annual Meeting, the parties acknowledge and agree that such approval shall result in the cancellation and termination of the Optionee’s Executive Employment Agreement dated December 1, 2017 and that the Company shall have no further obligations

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thereunder as of the date such stockholder approval is obtained. In such case, the Optionee agrees to execute such documents and take such other actions as the Company may request to memorialize the cancellation and termination of the Employment Agreement. If the stockholders do not approve this Option at the 2018 Annual Meeting, this Section 24 shall be void and have no further force or effect and the Employment Agreement shall continue to govern the terms and conditions of the Optionee’s employment with the Company.
25.Section 409A. The Company intends (but cannot and does not guarantee) that this Agreement and the Option comply with and meet all of the requirements of Section 409A of the Code or the stock rights exception thereto and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered in compliance with Section 409A of the Code or the stock rights exception thereto. The Optionee acknowledges that the Company makes no representations or warranties regarding the tax treatment or tax consequences of the Option, including the application of Section 409A of the Code.
26.Preparation of Document; Independent Counsel. The Optionee acknowledges that Snell & Wilmer L.L.P. and Wilson Sonsini Goodrich & Rosati are representing the Company only in connection with the preparation and execution of this Agreement and the transactions contemplated hereby and is not representing the Optionee. The Optionee acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and representation of independent counsel and tax advisors prior to entering into this Agreement and the transactions contemplated hereby.

Section 280G. Sections 280G and 4999 of the Code may place significant tax burdens on both the Optionee and the Company if the total payments made to the Optionee due to certain change in control events described in Section 280G of the Code (the “Total Change in Control Payments”) equal or exceed the Optionee’s 280G Cap. For this purpose, the Optionee’s “280G Cap” is equal to the Optionee’s average annual compensation in the 5 calendar years preceding the calendar year in which the change in control event occurs (the “Base Period Income Amount”) times 3. If the Total Change in Control Payments equal or exceed the 280G Cap, Section 4999 of the Code imposes a 20% excise tax (the “Excise Tax”) on all amounts in excess of one times the Optionee’s Base Period Income Amount. In determining whether the Total Change in Control Payments will equal or exceed the 280G Cap and result in the imposition of an Excise Tax, the provisions of Sections 280G and 4999 of the Code and the applicable Treasury Regulations will control over the general provisions of this Section 27. All determinations and calculations required to implement the rules set forth in this Section 27 shall take into account all applicable federal, state, and local income taxes and employment taxes (and for purposes of such calculations, the Optionee shall be deemed to pay income taxes at the highest combined federal, state and local marginal tax rates for the calendar year in which the Total Change in Control Payments are to be made, less the maximum federal income tax deduction that could be obtained as a result of a deduction for state and local taxes (the “Assumed Taxes”)). Subject to the “best net” exception described in the next sentence, in order to avoid the imposition of the Excise Tax, the total payments to which the Optionee is entitled under this Agreement or otherwise will be reduced to the extent necessary to avoid equaling or exceeding the 280G Cap, with such reduction applied in a manner that will not subject the Optionee to tax and penalties under Section 409A of the Code. If the Optionee’s Total Change in Control Payments minus the Excise Tax and the Assumed Taxes (payable with respect to the amount of the Total Change in Control Payments) exceeds the 280G Cap minus the Assumed Taxes (payable with respect to the amount of the 280G Cap), then the total payments to which the Optionee is entitled under this Agreement or otherwise will not be reduced and if the “best net” exception applies, the Optionee shall be fully responsible for paying any Excise Tax (and income or other taxes) that may be imposed on the Optionee pursuant to Section 4999 of the Code or otherwise. The Company will engage a law firm, a certified public accounting firm, and/or a firm of reputable executive compensation consultants (the “Consultant”) to make any necessary determinations and to perform any necessary calculations required in order to implement the rules set forth in this Section 27. The Consultant shall provide detailed supporting calculations to both the Company and the Optionee and all fees and expenses of the Consultant shall be borne by the Company. If the provisions of Section 280G and 4999 of the Code are repealed without succession, this Section 27 shall be of no further force or effect. In addition, if this provision does not apply to the Optionee for whatever reason, this Section shall be of no further force or effect.

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ANNEX B

AXON ENTERPRISE, INC.
2018 STOCK INCENTIVE PLAN

EFFECTIVE DATE: May 24, 2018
Approved by Stockholders: May 24, 2018
TERMINATION DATE: May 24, 2028

SECTION 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1ESTABLISHMENT. Axon Enterprise, Inc., a Delaware corporation (the “Company”), hereby establishes the Axon Enterprise, Inc. Inc. 2018 Stock Incentive Plan (the “Plan”). The Plan will supersede and replace the Taser International, Inc. 2016 Stock Incentive Plan (the “2016 Plan”) and all other Prior Plans. No awards will be made pursuant to the 2016 Plan or any other Prior Plan on or after the Effective Date; provided, that, the 2016 Plan and all Prior Plans shall remain in effect until all awards granted under the 2016 Plan and such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.
1.2PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares, Performance Share Units, and Performance Cash.
1.3EFFECTIVE DATE. The Plan will become effective on the date it is approved by the stockholders at the Company’s 2018 Annual Meeting (the “Effective Date”).
1.4EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2
GLOSSARY; CONSTRUCTION

2.1GLOSSARY. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.
2.2CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all employees, officers, Non-Employee Directors of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.
3.2ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

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SECTION 4
ADMINISTRATION

4.1GENERAL. The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.
4.2COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Award subject to the minimum vesting requirement set forth in Section 12.9 prior to the date on which such minimum vesting requirements are satisfied; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including, without limitation, establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer the Plan; and (k) correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.
4.3DECISIONS FINAL. The Committee’s interpretation of the Plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and the Award Agreements are final, binding and conclusive on all parties. All authority of the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee as long as such action or decision not to act is not inconsistent with a provision of this Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.
4.4DELEGATION TO CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become, upon hiring, employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee and must, at a minimum, specify the total number of shares of Stock subject to such Awards and the vesting schedule applicable to such Awards.

SECTION 5
SHARES AVAILABLE FOR GRANT

5.1NUMBER OF SHARES. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 1,000,000, plus the number of shares of Stock that were authorized but unissued under the 2016 Plan and all Prior Plans as of the Effective Date. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.
5.2SHARE COUNTING. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

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a.The number of shares of Stock available for grant under this Plan shall be reduced by one share of Stock for each share subject to Awards granted under the Plan.
b.In the event any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date, is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award, to the extent of any such termination, expiration, forfeiture, or cancellation, will again be available for grant under the Plan.
c.If shares of Stock are not delivered in connection with an Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If an Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1.
d.The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
e.Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award will not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant under Section 5.1.
f.If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.
g.The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1.
5.3     AWARD LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in
a.The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.
b.The maximum number of shares of Stock that may be granted to any one Participant during any 12-month period with respect to one or more Awards shall be 500,000.
c.The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the Date of Grant in accordance with applicable accounting rules) of shares of Stock subject to Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period shall not exceed $500,000. For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any 12-month period, the total compensation limit described in this Section 5.3(c) shall only apply to the compensation paid for services performed as a Non-Employee Director. To the extent any Non-Employee Director compensation is deferred, it shall be counted toward this total compensation limit for the year in which the compensation was first earned or granted.
d.The maximum number of shares of Stock that may be granted with respect to Awards that do not satisfy the minimum vesting requirement set forth in Section 13.9 shall be five percent (5%) of the numeric limit set forth in Section 5.1.
5.4    ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee shall make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) the number of shares of Stock set forth in Section 5.3 and any other similar numeric or share-based limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) the performance targets or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
5.5    REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock

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subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1. Any shares of Stock authorized and available for issuance under the Acquired Plan may, subject to adjustment as described in Section 5.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.
5.6    FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share

SECTION 6
STOCK OPTIONS

6.1    OPTIONS. Subject to the terms and provisions of the Plan the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:
a.Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Date of Grant.
b.Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
c.Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.
d.Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.
e.Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.
f.Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.
g.No Dividend Equivalents. No dividend equivalents may be awarded in connection with any Option granted under the Plan.
6.2    INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
a.Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock granted pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Date of Grant.

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b.Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Date of Grant.
c.Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
i.The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is set forth in the Award Agreement;
ii.The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
iii.If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
d.Individual Dollar Limitation. The aggregate fair market value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
e.Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.
f.Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
g.Limitation on Number of Shares Subject to Awards. In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1    STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options. SARs are also subject to the following additional terms and conditions:
a.Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Date of Grant.
b.Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.
c.Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Date of Grant.
d.Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

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e.Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a SAR may not be amended, modified or repriced to reduce the base value after the Date of Grant. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.
f.Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.
g.No Dividend Equivalents. No dividend equivalents may be awarded in connection with any SAR granted under the Plan.
SECTION 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.
b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.
c.Evidence of Ownership for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
8.2    RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
c.Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

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SECTION 9
STOCK GRANT AND STOCK UNITS

9.1    STOCK GRANTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(d), a Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2    STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(d), a Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

SECTION 10
PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1    PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.
10.2    PERFORMANCE SHARE UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.
10.3    PERFORMANCE CASH. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
10.4    PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be specified by the Committee in the Award Agreement. The Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

SECTION 11
CHANGE IN CONTROL

11.1    DOUBLE TRIGGER VESTING. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in the applicable Change in Control transaction documents or any employment agreement between the Company and a Participant, in the event that an employee Participant incurs a Termination of Employment without Cause or for Good Reason within 12 months following a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason. To the extent that this provision

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causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.
11.2    PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.
SECTION 12
OTHER PROVISIONS APPLICABLE TO AWARDS

12.1    AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate including, without limitation, non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenants the Committee deems appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.
12.2    TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including, but not limited to, death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.
12.3    FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.
12.4    LIMITS ON TRANSFER.
a.General. Except as provided in Section 6.1(f), Section 7.1(f), Section 12.4(b) or Section 12.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.
b.Transfer to Family Members. The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.
12.5    BENEFICIARIES. Notwithstanding Section 12.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
12.6    EVIDENCE OF OWNERSHIP. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national

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securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
12.7    CLAWBACK. Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.
12.8    STOCK OWNERSHIP GUIDELINES. By accepting an Award, each Participant agrees to be bound by and comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.
12.9    MINIMUM VESTING REQUIREMENT. Subject to Section 5.3(d), no portion of any Award will vest prior to the 12-month anniversary of the Date of Grant.
12.10    DIVIDEND EQUIVALENTS. With respect to any Award that vests based on the achievement of Performance Goals, in no event will any dividend equivalent award vest or be paid prior to the vesting of the corresponding Award and such dividend equivalent awards shall only be paid to the Participant if and to the extent that the Performance Goals related to the corresponding Award are satisfied.
SECTION 13
AMENDMENT, MODIFICATION, AND TERMINATION

13.1    AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law and the Company’s charters (including the Compensation Committee charter), the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the stockholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond ten (10) years from the Date of Grant; (g) expand the types of Award available for grant under the Plan; or (h) expand the class of individuals eligible to participant in the Plan.
13.2    AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.
SECTION 14
TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. The Committee may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the

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Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.
SECTION 15
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.
SECTION 16
GENERAL PROVISIONS

16.1    NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.
16.2    CONTINUED EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.
16.3    FUNDING. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.
16.4    EXPENSES. The expenses of administering the Plan shall be borne by the Company.
16.5    NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
16.6    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.7    SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
16.8    SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.
16.9    REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.
16.10    GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Arizona, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of

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the state and federal courts of Arizona with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.
16.11    SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
16.12    SECTION 409A OF THE CODE.
a.General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.
b.Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six (6) month period.
c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

Axon Enterprise, inc.

By: __/s/ Douglas E. Klint_____________________________

    Its: _EVP, General Counsel and Corporate Secretary________

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GLOSSARY

a.“2016 Plan” means the Taser International, Inc. 2016 Stock Incentive Plan.
b.“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).
c.“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash Award granted to a Participant under the Plan.
d.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgment is required.
e.“Board” means the Company’s Board of Directors, as constituted from time to time.
f.“Cause” unless otherwise defined in an employment agreement between the Participant and the Company, means any of the following:
i.Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;
ii.Participant’s material intentional violations of law or of material Company policies;
iii.Participant’s repeated insubordination or willful failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or
iv.Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company or any Affiliate.
g.“CEO” means the Chief Executive Officer of the Company.
h.“Change in Control” means any of the following:
i.The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions;
ii.any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or
iii.individuals who constitute the Board as of the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Effective Date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause, considered as though such person were a member of the Board as of the Effective Date of the Plan. For sake of clarity, a “Change in Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or services of transactions) that would otherwise be considered a “Change in Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Notwithstanding the foregoing a “Change in Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.
i.“Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
j.“Committee” except as set forth in Section 4.1, means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; and (iii) “independent” for purposes of the applicable NASDAQ Listing Rules.
k.“Company” means Axon Enterprise, a Delaware Company.
l.“Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor and no as an employee; provided, however that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities..
m.“Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

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n.“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
o.“Effective Date” means the date the Plan is approved by the stockholders at the Company’s 2018 Annual Meeting.
p.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
q.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
r.“Expiration Date” means the tenth (10th) anniversary of the Effective Date.
s.“Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NASDAQ (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.
t.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
u.“Good Reason” unless otherwise defined in an employment agreement between the Participant and the Company, means any of the following:
i.A material reduction of Participant’s duties, authority or responsibilities, in effect immediately prior to such reduction;
ii.A material reduction of Participant’s then-existing base salary; or
iii.The Company’s decision to relocate a Participant’s principal place of work by more than 50 miles.
v.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
w.“Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.
x.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
y.“Option” means a right granted to a Participant under Section 7. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
z.“Participant” means a person who has been granted an Award under the Plan.
aa.“Performance Cash” means a right granted to a Participant pursuant to Section 10.
ab.“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
ac.“Performance Period” means the one or more periods of time (but not less than 12 months), which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
ad.“Performance Share” means a right granted to a Participant under Section 10.
ae.“Performance Share Unit” means a right granted to a Participant under Section 10.
af.“Plan” means this Axon Enterprise, Inc. 2018 Stock Incentive Plan, as amended from time to time.
ag.“Prior Plan” means the 2016 Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
ah.“Restricted Stock” means Stock granted to a Participant under Section 9.
ai.“Restricted Stock Unit” means a right granted to a Participant under Section 9.
aj.“Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.
ak.“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 20% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A‑1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of

Axon Enterprise, Inc. | 2018 Proxy Statement | B - 13

absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A‑1(h).
al.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.
am.“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 5.
an.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.
ao.“Stock Grant Award” means a right granted to a Participant under Section 9.
ap.“Stock Unit” means a right granted to a Participant under Section 9.
aq.“Termination of Employment” or Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

Axon Enterprise, Inc. | 2018 Proxy Statement | B - 14

AXON ENTERPRISE, INC.
17800 N. 85TH STREET
SCOTTSDALE, AZ 85255

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/23/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/23/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Richard H. Carmona   02 Bret Taylor   03 Julie Cullivan

The Board of Directors recommends you vote FOR proposals 2 through 5.

The Board of Directors recommends you vote AGAINST proposal 6:

	For	Against	Abstain
6. Shareholder proposal to elect directors annually.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000375221_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

AXON ENTERPRISE, INC.
Annual Meeting of Shareholders
May 24, 2018 10:00 AM Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Patrick W. Smith and Douglas E. Klint, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AXON ENTERPRISE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, Local time on May 24, 2018, at the Company's headquarters at 17800 North 85th Street, Scottsdale, Arizona 85255 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000375221_2 R1.0.1.17

Continued and to be signed on reverse side